 Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-288252

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 6, 2025)

$100,000,000

STELLUS CAPITAL INVESTMENT CORPORATION

Common stock

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating below investment grade (i.e., below BBB or Baa), which are often referred to as “junk.” Stellus Capital Management, LLC serves as our investment adviser (the “Investment Adviser”) and as our administrator.

We have entered into an equity distribution agreement, dated September 9, 2025 (the “Equity Distribution Agreement”), with Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (each a “Sales Agent” and collectively. the “Sales Agents”), relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. The Equity Distribution Agreement provides that we may offer and sell up to $100,000,000 of shares of our common stock from time to time through the Sales Agents. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (“NYSE”) or similar securities exchanges or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices, but not at prices below our then current net asset value (“NAV”) per share. Our Investment Adviser may, from time to time, in its sole discretion, pay some or each of the Sales Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then-current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us.

We previously entered into an equity distribution agreement (the “2023 Equity Distribution Agreement”) on August 11, 2023 with the Sales Agents, pursuant to which we issued and sold up to $100,000,000 of shares of our common stock. Upon execution of the Equity Distribution Agreement, we no longer sold any shares under the 2023 Equity Distribution Agreement.

Under the terms of the Equity Distribution Agreement, the Sales Agents will receive a commission from us equal to 1.5% of the gross sales price of any shares of our common stock sold through the Sales Agents under the Equity Distribution Agreement. The Sales Agents are not required to sell any specific number or dollar amount of common stock, but will use their commercially reasonable efforts consistent with their sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” in this prospectus supplement.

Our common stock is traded on the NYSE under the symbol “SCM.” On September 5, 2025, the official close price of our common stock on the NYSE was $14.80 per share. The NAV per share of our common stock at June 30, 2025 (the last date prior to the date of this prospectus supplement on which we determined NAV) was $13.21.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. If our shares trade at a discount to our NAV, it will likely increase the risk of loss for purchasers in this offering. We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below then-current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests, and if our stockholders approve such sale. At our 2025 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of our 2025 annual meeting of stockholders and the date of our 2026 annual meeting of stockholders. The latest the authorization will expire is June 17, 2026. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale. In addition, we cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value” in the accompanying prospectus.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the matters discussed under “Risk Factors” beginning on page 10 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any of our subsequent SEC filings.

This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in our common stock, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at www.sec.gov. This information is also available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, by emailing us at info@stelluscapital.com, by calling us collect at (713) 292-5400 or on our website at www.stelluscapital.com (under the Public Investors section), which, except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is not part of this prospectus supplement nor the accompanying prospectus. See “Available Information” on page 95 of the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

The date of this prospectus supplement is September 9, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference, as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in the accompanying prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF THE COMMON STOCK. WE HAVE NOT, AND THE SALES AGENTS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SALES AGENTS ARE NOT, MAKING AN OFFER TO SELL COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING OF COMMON STOCK IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you should consider before making your investment decision regarding the common stock offered hereby. To understand the terms of the common stock offered hereby before making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to this offering, including “Risk Factors,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the common stock we are offering.

Except as otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to Stellus Capital Investment Corporation and our consolidated subsidiaries; and “Stellus Capital Management” and the “Investment Adviser” refer to our investment adviser and administrator, Stellus Capital Management, LLC.

Stellus Capital Investment Corporation

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). We originate and invest primarily in privately held lower middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) with a focus on investing through first lien (including unitranche) loans, often with a corresponding equity investment. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche.

Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the principals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, lower middle-market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating that is often referred to as “junk.”

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:

●	accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what we believe to be companies with strong business fundamentals, generally within our core lower middle-market company focus;
●	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
●	focusing primarily on directly originated transactions;
●	applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

For more information, see “Item 1. Business” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

We have elected, qualified, and intend to continue to qualify annually to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code 1986, as amended (the “Code”). To maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. As of June 30, 2025, we were in compliance with the RIC requirements. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income we distribute to our stockholders.

As of June 30, 2025, we had debt and equity investments in 112 active portfolio companies with a total fair value of approximately $985.8 million. The weighted average yield on our debt investments as of June 30, 2025 was 10.2%. The weighted average yield on all of our investments, including non-income producing equity positions, as of June 30, 2025 was approximately 9.6%. The weighted average yield was computed using the effective interest rates for all of our debt investments, including accretion of original issue discount and the impact of our loans on non-accrual status. The weighted average yield of our debt investments is not the same as a return on investment for our stockholder, but, rather relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses.

See “Business” in Part I, Item 1 in our most recent Annual Report on Form 10-K for additional information about us and our Investment Adviser.

SBIC Licenses

Stellus Capital SBIC, LP (“SBIC subsidiary”) and Stellus Capital SBIC II, LP (“SBIC II subsidiary” and together with SBIC subsidiary, the “SBIC subsidiaries”) are our two wholly owned subsidiaries that each hold a license to operate as a small business investment company (“SBIC”). The SBIC licenses allow the SBIC subsidiaries to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the Small Business Administration (the “SBA”) and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to the SBIC subsidiaries’ assets over the Company’s stockholders in the event the Company liquidates one or both of the SBIC subsidiaries or the SBA exercises its remedies under the SBA-guaranteed debentures issued by the SBIC subsidiaries upon an event of default. For the SBIC subsidiary, SBA regulations limit the amount that a single licensee may borrow to a maximum of $150.0 million when it has at least $75.0 million in regulatory capital, as such term is defined by the SBA, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. For the SBIC II subsidiary, SBA regulations limit these amounts for two SBICs to an aggregate of $175.0 million of borrowings when it has an aggregate of at least $87.5 million of regulatory capital. As of September 9, 2025, the total consolidated balance of SBA-guaranteed debentures outstanding was $299.0 million.

Corporate Information

Our principal executive offices are located at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, and our telephone number is (713) 292-5400.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock outstanding prior to this offering	28,416,148 shares
Manner of offering

“At the market offering” that may be made from time to time through the Sales Agents using commercially reasonable efforts. See “Plan of Distribution” in this prospectus supplement for more information.

Use of Proceeds

If we sell shares of our common stock with an aggregate offering price of $100,000,000 at a price of $13.21 per share (the net asset value of our common stock at June 30, 2025), we anticipate that our net proceeds, after deducting the Sales Agents’ commissions and estimated offering expenses payable by us, will be approximately $98.2 million.

We intend to use the net proceeds from this offering to repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies described in the accompanying prospectus. See “Use of Proceeds” on page S-9 of this prospectus supplement for more information.

Symbol on the NYSE	Our common stock is listed on the NYSE under the symbol “SCM.”
Distributions

We intend to pay monthly distributions to our stockholders out of assets legally available for distribution. The timing and amount of our monthly distributions, if any, are determined by our board of directors. We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of our distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage requirements applicable to us as a BDC. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including the possible loss of our ability to be subject to tax as a RIC. We cannot assure stockholders that they will receive any distributions.

Material U.S. Federal Income Tax Considerations

We have elected, qualified, and intend to continue to qualify annually to be treated for tax purposes as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income tax on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus for more information.

Risk Factors

An investment in our common stock is subject to risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” in the accompanying prospectus, Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider, including the risk of leverage, before investing in our common stock.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Moreover, the information set forth below does not include any transaction costs and expenses that investors will incur in connection with each offering of our securities pursuant to this prospectus supplement. Except where the context suggests otherwise, whenever this prospectus supplement or the accompanying prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, common stockholders will indirectly bear such fees or expenses.

Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	1.50%
Offering expenses (as a percentage of offering price)	0.28%
Dividend reinvestment plan expenses	—	%(1)
Total Stockholder Transaction Expenses Paid by us (as a percentage of offering price)	1.78%
Annual Expenses (as a percentage of net assets attributable to common stock)(2):
Base management fees	4.51	%(3)
Incentive fees payable under the Investment Advisory Agreement	1.22	%(4)
Interest payments on borrowed funds	9.15	%(5)
Other expenses	2.08	%(6)
Total annual expenses	16.96	%(7)
(1)	The expenses of administering our dividend reinvestment plan are included in “Other expenses.”
(2)	Net assets attributable to common stock assumes average net assets as of June 30, 2025 remains constant.
(3)	Our base management fee is 1.75% of the average value of our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts). This item represents actual base management fees incurred for the six-month period ended June 30, 2025. We may from time to time decide it is appropriate to change the terms of the Investment Advisory Agreement with Stellus Capital Management dated October 26, 2012 (the “Investment Advisory Agreement”). Under the 1940 Act, any material change to our Investment Advisory Agreement must be submitted to stockholders for approval. The 4.51% reflected in the table is calculated on our net assets (rather than our total assets). See “Item 1. Business - Management Agreements - Investment Advisory Agreement” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
(4)	This item represents actual fees incurred on pre-incentive fee net investment income (income incentive fee) for the six-month period ended June 30, 2025. The incentive fee consists of two parts, please See “Item 1. Business, Incentive Fee” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus for additional information on the ordinary income and capital gains components of our incentive fee. For purposes of this table, we have assumed consistent income incentive fees as the first six months of the year and no capital gains incentive fees or reversals.
(5)	As of June 30, 2025, we had outstanding SBA-guaranteed debentures of $308.8 million, and we had $163.1 million of outstanding balance under our senior secured revolving credit agreement with certain lenders party thereto and ZB, N.A., dba Amegy Bank, as administrative agent (the “Credit Facility”), which has total commitment of $315.0 million.
(6)	“Other expenses” represent our estimated annual operating expenses, as a percentage of net assets attributable to common shares estimated for the current year, including professional fees, directors’ fees, insurance costs, expenses of our dividend reinvestment plan and payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by our administrator. See “Item 1. Business - Management Agreements - Administration Agreement” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. “Other expenses” excludes interest payments on borrowed funds, and if we issue debt securities or preferred stock, interest payments on debt securities and distributions with respect to preferred stock. “Other expenses” are based on actual other expenses for the period ended June 30, 2025.
(7)	“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less total liabilities), rather than the total assets, including assets that have been purchased with borrowed amounts. If the “total annual expenses” percentage were calculated instead as a percentage of consolidated total assets, our “total annual expenses” would be 6.18%. For purposes of this table, we have assumed consolidated total assets remains constant as of June 30, 2025.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage, that none of our assets are cash or cash equivalents, that our annual operating expenses would remain at the levels set forth in the table above. The stockholder transaction expenses described above are included in the following example.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$172	$432	$634	$961

The above table is designed to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have a de minimis effect, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, which results in a capital gains incentive fee earned, the projected dollar amount of total cumulative expenses set forth in the above illustration and the capital gains incentive fee would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to a capital gains incentive fee)	$177	$443	$646	$968

While the examples assume reinvestment of all distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the distribution payable to a participant by (a) 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our board of directors or (b) the average purchase price of all shares of common stock purchased by the administrator of the dividend reinvestment plan in the event shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below NAV.

These examples and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of shares of common stock may contain “forward-looking statements.” These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of shares of common stock involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies;
●	the effect of investments that we expect to make;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with Stellus Capital Management;
●	the dependence of our future success on the general economy and its impact on the industries in which we invest;
●	the impact of interest rate volatility on our business and our portfolio companies;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	the ability of Stellus Capital Management to locate suitable investments for us and to monitor and administer our investments;
●	the ability of Stellus Capital Management to attract and retain highly talented professionals;
●	our ability to maintain our qualification as a RIC and as a BDC; and
●	the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to BDCs or RICs.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, those risks, uncertainties and other factors we identify under “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in our other filings with the SEC.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports or other documents we have filed, or in the future may file, with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of shares of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive, if any, may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Sales Agents’ commission, will not be less than the NAV per share of our common stock at the time of such sale. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Sales Agents’ commission. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. Assuming the sale of $100,000,000 of shares of our common stock offered under this prospectus supplement and the accompanying prospectus at a price of $13.21 per share (the net asset value of our common stock at June 30, 2025), we estimate that the net proceeds of this offering will be approximately $98.2 million, after deducting the estimated commissions payable to the Sales Agents and estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies and for working capital and general corporate purposes. As of September 9, 2025, the outstanding balance under the Credit Facility was $163.1 million. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on November 21, 2028. Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) term Secured Overnight Financing Rate (“SOFR”) plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus a SOFR credit spread adjustment (0.10% for one-month term SOFR and 0.15% for three-month term SOFR), with a 0.25% SOFR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the prime rate (subject to a 3% floor), Federal Funds Rate plus 0.50% and one-month term SOFR plus 1.00%. The Company pays unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable monthly or quarterly in arrears. Any reduction of outstanding amounts under the Credit Facility may be borrowed by us under the terms of the Credit Facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources-Credit Facility” in Part I, Item 2 of our most recent Quarterly Report on Form 10-Q, incorporated by reference into this prospectus supplement and the accompanying prospectus.

We intend to use any net proceeds from this offering that are not applied as described above for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective and strategies described in the accompanying prospectus. Pending such uses, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC.

CAPITALIZATION

The Equity Distribution Agreement provides that we may offer and sell up to $100,000,000 of shares of our common stock from time to time through the Sales Agents for the offer and sale of such shares of our common stock. The table below assumes that we will sell $100,000,000 of shares of our common stock at a price of $13.21 per share (the net asset value of our common stock at June 30, 2025), but there is no guarantee that there will be any sales of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of shares of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $13.21, depending on the market price of shares of our common stock at the time of any such sale, which may be below the then-current NAV per share of our common stock. The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis; and
●	on an as-adjusted basis after giving effect to the assumed sale of $100,000,000 of shares of our common stock at a price of $13.21 per share (the net asset value of our common stock at June 30, 2025), less Sales Agents’ commissions and estimated offering expenses and application of the net proceeds as discussed in more detail under “Use of Proceeds.”

You should read this table together with our “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus. The as-adjusted information is illustrative only.

	June 30,
	2025	As Adjusted
(dollars in thousands, except per share data)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$39,991	$39,991
Controlled investments at fair value	13,046	13,046
Non-controlled, non-affiliated investments, at fair value	972,839	972,839
Other assets	8,889	8,889
Total assets	$1,034,765	$1,034,765
Liabilities
SBA-guaranteed debentures	$305,373	$305,373
Notes payable	172,310	122,310
Credit Facility payable	160,622	112,403
Other liabilities	21,089	21,089
Total liabilities	$659,394	$561,175
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 28,416,148 as of June 30, 2025, 35,986,171 shares issued and outstanding, as adjusted for this offering)	28	36
Paid-in capital	392,309	490,520
Total distributable loss	(16,966)	(16,966)
Total Net Assets	375,371	473,590
Total Liabilities and Net Assets	$1,034,765	$1,034,765
Net Asset Value Per Common Share	$13.21	$13.16

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

The information required by this item is contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025 and incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (which we refer to as each a “Sales Agent” and together, the “Sales Agents”), under which we may issue and sell shares of our common stock from time to time through the Sales Agents acting as agents, that have an aggregate offering price of up to $100,000,000.

Upon written instructions from us and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their sales and trading practices to sell by any method permitted by law and deemed to be part of an “at the market offering.” as defined in Rule 415(a)(4) promulgated under the Securities Act, at market prevailing prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will instruct each Sales Agent as to the amount of common stock to be sold by it. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Sales Agents’ commission. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. We or the Sales Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

Each of the Sales Agents will provide written confirmation of a sale to us no later than the opening of the trading day on NYSE following each trading day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the amount of any Investment Adviser contribution in connection with such sale, the net proceeds to us and the compensation payable by us to the Sales Agents in connection with the sales.

Under the terms of the Equity Distribution Agreement, the Sales Agents will be entitled to compensation equal to 1.5% of the gross sales price of shares of our common stock sold through it as Sales Agent. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Equity Distribution Agreement, will be approximately $230,000, assuming the sale of $100,000,000 of common stock offered under this prospectus supplement, which includes our legal, accounting and printing costs and various other fees associated with the offering, and certain ongoing expenses.

Settlement for sales of shares of common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in each case in accordance with applicable rules and regulations, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the Sales Agents under the Equity Distribution Agreement and the net proceeds to us.

In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement as permitted therein.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

The Sales Agents and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities.

The principal business addresses of the Sales Agents are: Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, NY 10019; and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters regarding the shares of common stock offered hereby will be passed upon for the Sales Agents by Dechert LLP, Boston, MA.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025; and
●	our Current Reports on Form 8-K, filed with the SEC on March 28, 2025, April 2, 2025 and June 20, 2025.

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

To obtain copies of these filings, see “Available Information” in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$300,000,000

STELLUS CAPITAL INVESTMENT CORPORATION

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We originate and invest primarily in private lower middle - market companies (typically those with $5 million to $50 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, often with corresponding equity co - investments. The companies in which we invest are typically highly leveraged, and in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating that is often referred to as “junk”.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. We have elected to be treated and intend to qualify annually to be treated as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.

We may offer, from time to time, in one or more offerings or series, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities (collectively, the “securities”). The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our outstanding voting securities or (iii) under such other circumstances as the U.S. Securities and Exchange Commission (“SEC”) may permit. At our 2025 annual meeting of stockholders, our stockholders voted to allow to issue common stock at a price below net asset value per share for the period ending on the earlier of one-year anniversary of the date of the 2025 annual meeting of stockholders which was held on June 17, 2025 or our 2026 annual meeting of shareholders. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock immediately prior to such sale. We expect to seek similar approval at our 2026 annual meeting of stockholders which we expect to be held in June 2026. We cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”

The securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SCM.” On August 1, 2025, the last reported sales price of our common stock on NYSE was $14.03 per share. The net asset value per share of our common stock at March 31, 2025 (the last date prior to the date of this prospectus for which we reported net asset value) was $13.25.

Investing in our securities involves a high degree of risk, including credit risk, the risk of the use of leverage and the risk of dilution, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. If our shares of our common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage and dilution, in “Risk Factors” beginning on page 10 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, or by calling us at (713) 292-5400 or visiting our corporate website located at www.stelluscapital.com (under the Public (SCIC) section). The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website or the SEC’s website is not incorporated into or a part of this prospectus, and you should not consider that information to be part of this prospectus or the accompanying prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 6, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. However, we acknowledge our responsibility for all disclosures in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Throughout this prospectus we refer to Stellus Capital Investment Corporation as “we,” “us,” “our” or the “Company,” and to Stellus Capital Management, our investment adviser, as “Stellus Capital Management“, “Adviser” or “Administrator.”

Stellus Capital Investment Corporation

We are externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, (the “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). We originate and invest primarily in private lower middle-market companies (typically those with $5 million to $50 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, often with corresponding equity co-investments. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans, and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche. Unsecured debt includes senior unsecured and subordinated loans.

Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, lower middle- market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating that is often referred to as “junk.”

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:

●	accessing the extensive origination channels established and developed by the Stellus Capital Management senior investment professionals, which include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what we believe to be companies with strong business fundamentals, generally within our core lower middle-market company focus;
●	focusing on a variety of industry sectors, including business services, general industrial, government services, healthcare, software and specialty finance;
●	focusing primarily on directly originated transactions;
●	applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources of the Stellus Capital Management’s investment team to monitor our investments.

On May 9, 2022, we and certain of our affiliates received an exemptive order (the “Order”) from the Securities and Exchange Commission (“SEC”) that superseded the prior co-investment exemptive relief orders granted to us by the SEC that permits us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned, (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit the Adviser, the other affiliated funds that are participating in the investment, or any affiliated person of any of them (other than parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. We co-invest, subject to the conditions in the Order, with an affiliated private BDC and other private credit funds managed by Stellus Capital Management that have an investment strategy that is similar or identical to our investment strategy, and we may co-invest with other BDCs, registered investment companies and other private credit funds managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.

As a BDC, we are required to comply with regulatory requirements. For instance, as a BDC, we may not acquire any assets other than “qualifying assets” as specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets. Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes any issuer that (i) is organized and with their principal of business in the United States, (ii) is not an investment company (other than SBICs (as defined below) that are wholly owned subsidiaries of a BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act, and (iii) satisfies any one of the following criteria: such company (a) has a market capitalization of less than $250 million or does not have a class of securities listed on a national securities exchange, (b) is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the company, and, as a result thereof, the BDC has an affiliated person who is a director of the company, or (c) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

Under the provisions of the 1940 Act, we are permitted, as a BDC that has satisfied certain requirements, to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of our gross assets, less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. As of December 31, 2024, our asset coverage ratio was 234%. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing.

We have elected and intend to qualify annually to be treated as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. As a RIC, we generally will not be subject to U.S. federal income tax on any income we timely distribute to our stockholders as dividends.

Our Adviser

Stellus Capital Management manages our investment activities and is responsible for analyzing investment opportunities, conducting research and performing due diligence on potential investments, negotiating and structuring our investments, originating prospective investments and monitoring our investments and portfolio companies on an ongoing basis.

The senior investment professionals of Stellus Capital Management have an average of over 36 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management senior investment professionals have a wide range of experience in lower middle-market investing, including originating, structuring and managing loans and debt securities through market cycles.

In addition to serving as our investment adviser, Stellus Capital Management currently manages private credit funds which have an investment strategy that is similar or identical to our investment strategy. We received the Order from the SEC, which permits us to co-invest with investment funds managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the Order). We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. In addition, we will not co-invest with D.E. Shaw group funds.

Stellus Capital Management is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), our Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the investment advisory agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we have agreed to pay Stellus Capital Management a fee for investment advisory and management services consisting of two components - a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee is borne by our stockholders. See “Management and Other Agreements.” In addition, Stellus Capital Management serves as our administrator.

Stellus Capital Management is headquartered in Houston, Texas, and also maintains offices in the Washington, D.C. area and Charlotte, North Carolina.

Our Administrator

We have entered into an administration agreement (the “Administration Agreement”) with Stellus Capital Management, pursuant to which our Administrator is responsible for furnishing us with office facilities and equipment and providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. For more information, see “Management and Other Agreements.”

Market Opportunity

We originate and invest primarily in private lower middle-market companies through first lien (including unitranche), second lien and unsecured debt financing, often with corresponding equity co-investments. We believe the environment for investing in lower middle-market companies is attractive for several reasons, including:

Robust Demand for Debt Capital. We believe that private equity firms have significant committed but uncalled capital, a large portion of which is still available for investment in the United States. We expect the large amount of uninvested capital commitments will drive buyout activity over the next several years, which should, in turn, create lending opportunities for us.

Attractive Environment to Lend To Lower Middle-Market Companies. The current strength of the U.S. economy provides an attractive environment to lend to lower middle-market companies. The U.S. services, healthcare, technology and consumer products sectors continue to show strong growth and profitability, allowing lower middle-market companies to continue to service their debt and prudently borrow to support growth initiatives and mergers and acquisitions activity. This dynamism, coupled with ample capital from private equity firms to support lower middle-market companies, is creating a large population of credit worthy companies looking for debt capital.

Attractive Deal Pricing and Structures. We believe that the pricing of lower middle-market debt investments is higher, and the terms of such investments are more conservative, compared to larger liquid, public debt financings, due to the more limited universe of lenders as well as the highly negotiated nature of these financings. These transactions tend to offer stronger covenant packages, higher interest rates, lower leverage levels and better call protection compared to larger financings. In addition, lower middle-market loans typically offer other investor protections such as default penalties, lien protection, change of control provisions and information rights for lenders.

Specialized Lending Requirements. Lending to lower middle-market companies requires in-depth diligence, credit expertise, restructuring experience and active portfolio management. We believe that several factors render many U.S. financial institutions ill-suited to lend to lower middle-market companies. For example, based on the experience of Stellus Capital Management’s senior investment professionals, lending to lower middle-market companies in the United States (a) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies, (b) requires specialized due diligence and underwriting capabilities, and (c) may also require more extensive ongoing monitoring by the lender. We believe that, through Stellus Capital Management, we have the experience and expertise to meet these specialized lending requirements.

Competitive Strengths

We believe that the following competitive strengths will allow us to achieve positive returns for our investors:

Experienced Investment Team.   Through our investment adviser, Stellus Capital Management, we have access to the experience and expertise of the Stellus Capital Management’s senior investment professionals, including its senior investment professionals who have an average of over 36 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in lower middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. We believe the members of Stellus Capital Management’s senior investment professionals are proven and experienced, with extensive capabilities in leveraged credit investing, having participated in these markets for the predominant portion of their careers. We believe that these characteristics enhance the quantity and quality of investment opportunities available to us.

Established, Rigorous Investment and Monitoring Process.   The Stellus Capital Management investment professionals have developed an extensive review and credit analysis process. Each investment that is reviewed by Stellus Capital Management is brought through a structured, multi-stage approval process. In addition, Stellus Capital Management takes an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. We believe Stellus Capital Management’s investment and monitoring process and the depth and experience of its investment professionals allow it to conduct the type of due diligence and monitoring that enables it to identify and evaluate risks and opportunities.

Demonstrated Ability to Structure Investments Creatively.   Stellus Capital Management has the expertise and ability to structure investments across all levels of a company’s capital structure. Furthermore, we believe that current market conditions will allow us to structure attractively priced debt investments and may allow us to incorporate other return-enhancing mechanisms such as commitment fees, original issue discount (“OID”), early redemption premiums, payment-in-kind, or “PIK,” interest and various forms of equity securities.

Resources of Stellus Capital Management Platform.   We have access to the resources and capabilities of Stellus Capital Management, which has 17 investment professionals, including Robert T. Ladd, Dean D’Angelo and Joshua T. Davis, who are supported by seven managing directors, three vice presidents and four analysts. These individuals have developed long-term relationships with lower middle-market companies, management teams, financial sponsors, lending institutions and deal intermediaries by providing flexible financing throughout the capital structure. We believe that these relationships provide us with a competitive advantage in identifying investment opportunities in our target market. We also expect to benefit from Stellus Capital Management’s due diligence, credit analysis, origination and transaction execution experience and capabilities, including the support provided with respect to those functions by W. Todd Huskinson, who serves as our Chief Financial Officer and Chief Compliance Officer, and his staff of nine finance and operations professionals.

Use of Leverage

Credit Facility.   On October 11, 2017, the Company entered into a senior secured revolving credit agreement, as amended, dated as of October 10, 2017, that was amended and restated on December 21, 2021, February 28, 2022, May 13, 2022, November 21, 2023 and October 30, 2024, with Zions Bancorporation, N.A., dba Amegy Bank and various other lenders (the “Credit Facility”). The Credit Facility provides for borrowings up to a maximum of $315,000,000 on a committed basis with an accordion feature that allows the Company to increase the aggregate commitments up to $350,000,000, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. Pursuant to the Fourth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, the Credit Facility will bear interest, subject to the Company’s election, on a per annum basis equal to (i) term secured overnight financing rate (“SOFR”) plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus a SOFR credit spread adjustment (0.10% for one-month term SOFR and 0.15% for three-month term SOFR), with a 0.25% SOFR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the prime rate (subject to a 3% floor), Federal Funds Rate plus 0.50% and one-month term SOFR plus 1.00%. The Company pays unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable monthly or quarterly in arrears. The commitment to fund the revolver expires on November 21, 2027, after which the Company may no longer borrow under the Credit Facility and must begin repaying principal equal to 1/12 of the aggregate amount outstanding under the Credit Facility each month. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on November 21, 2028. The Company’s obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the Small Business Investment Company (“SBIC”) subsidiaries, but excluding short term investments. The Credit Facility contains certain covenants, including but not limited to: (i) maintaining a minimum liquidity test of at least $10,000,000, including cash, liquid investments and undrawn availability, (ii) maintaining an asset coverage ratio of at least 1.67 to 1.00, (iii) maintaining a minimum stockholder’s equity, and (iv) maintaining a minimum interest coverage ratio of at least 1.75 to 1.00. As of March 31, 2025, $221,813,920 was outstanding under the Credit Facility.

4.875% Notes.   On January 14, 2021, we issued $100 million in aggregate principal amount of 4.875% fixed-rate notes due 2026 (the “2026 Notes”). The 2026 Notes will mature on March 30, 2026, and may be redeemed in whole or in part at any time on or after December 31, 2025 or from time to time at the Company’s option at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the 2026 Notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) of the 2026 Notes to be redeemed, discounted to the redemption date on a semi-annual basis plus 50 basis points; provided, however that if we redeem any 2026 Notes on or after December 31, 2025, the redemption price of the 2026 Notes will be 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. As of March 31, 2025, we had $100 million of 2026 Notes outstanding.

7.250% Notes.   On April 1, 2025, the Company issued $75,000,000 million in aggregate principal amount of 7.250% Notes due 2030 (the “2030 Notes”). The 2030 Notes bear interest at a rate of 7.250% per year payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2025. The 2030 Notes will mature on April 1, 2030, unless previously redeemed or repurchased in accordance with their terms. The 2030 Notes are the direct unsecured obligations of the Company and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including the 2026 Notes; senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the 2030 Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries. The indenture and supplements thereto relating to the 2030 Notes contain certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the SEC and certain other exceptions, and to provide financial information to the holders of the 2030 Notes and the trustee under the indenture if the Company should no longer be subject to the reporting requirements under the Securities Act of 1934 Act, as amended (the “Exchange Act”). These covenants are subject to important limitations and exceptions that are set forth in the indenture relating to the 2030 Notes.

SBA-guaranteed Debentures.   Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the Small Business Administration (“SBA”) at favorable interest rates. Debentures guaranteed by the SBA have fixed interest rates that equal prevailing 10-year U.S. Treasury Note rates plus a market spread and have a maturity of ten years with interest payable semi-annually. The principal amount of the SBA-guaranteed debentures is not required to be paid before maturity, but may be pre-paid at any time with no prepayment penalty. SBA-guaranteed debentures drawn before October 1, 2019 incur upfront fees of 3.425%, which consists of a 1.00% commitment fee and a 2.425% issuance discount, which are amortized over the life of the SBA-guaranteed debentures. SBA-guaranteed debentures are also subject to certain fees payable by the SBICs at the time such debentures are drawn. SBA-guaranteed debentures drawn after October 1, 2019 incur upfront fees of 3.435%, which consists of a 1.00% commitment fee and a 2.435% issuance discount, which are amortized over the life of the SBA-guaranteed debentures. Once pooled, which occurs in March and September of each applicable year, the SBA-guaranteed debentures bear interest at a fixed rate that is set to the current 10-year treasury rate plus a spread at each pooling date. As of March 31, 2025, the Stellus Capital SBIC LP subsidiary had $75,000,000 in regulatory capital and $133,750,000 of SBA-guaranteed debentures outstanding. As of March 31, 2025, Stellus Capital SBIC II LP subsidiary had $87,500,000 in regulatory capital and $175,000,000 of SBA-guaranteed debentures outstanding.

FEES AND EXPENSES

Information regarding our fees and expenses is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

FINANCIAL HIGHLIGHTS

Information regarding our financial highlights is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

SUPPLEMENTARY FINANCIAL DATA

The information in “Item 8. Financial Statements and Supplementary Data,” including the financial notes related thereto, of our most recent Annual Report on Form 10-K, and in “Item 1. Consolidated Statements of Assets and Liabilities” and “Item 1. Financial Statements,” including the financial notes related thereto, of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of and carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies;
●	the effect of investments that we expect to make;
●	our contractual arrangements and relationships with third parties;
●	actual or potential conflicts of interest with Stellus Capital Management
●	the dependence of our future success on the general economy and its effects on the industries in which we invest;
●	the impact of interest rate volatility on our business and our portfolio companies;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	he ability of Stellus Capital Management to locate suitable investments for us and to monitor and administer our investments;
●	the ability of Stellus Capital Management to attract and retain highly talented professionals;
●	our ability to maintain our qualification as a RIC and as a BDC;
●	the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to BDCs or RICs; and
●	other risks, uncertainties and other factors previously identified elsewhere in this prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategy, repayment of any outstanding indebtedness, paying operating expenses and other general corporate purposes.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings. However, we can offer no assurance that we will be able to achieve this goal.

Pending such uses and investments, we intend to invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. We do not intend to use any portion of net proceeds of this offering to fund distribution to our stockholders. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest- bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

The following information is qualified by reference to, and should be read in conjunction with, the information in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q regarding the price range of our common stock, distributions and stockholders of record, which is incorporated by reference herein.

Market Information

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SCM”. Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value (“NAV”) per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share. See “Item 1A. Risk Factors — Risks Related to an Investment in Our Common Stock” in our most recent Annual Report on Form 10-K. On August 1, 2025, the last reported closing sales price of our common stock on the NYSE was $14.03 per share, which represented a premium of approximately 5.88% to our NAV per share of $13.25 as of March 31, 2025.

The following table sets forth the most recent fiscal quarter’s NAV per share of our common stock, the high and low closing sales prices of our common stock, such sales prices as a percentage of NAV per share and quarterly distribution per share.

					High	Low
					Sales Price	Sales Price
					Premium	Premium
					(Discount)	(Discount)
	Net Asset		Price Range		to Net Asset	to Net Asset
Class and Period	Value(1)		High(3)	Low(3)	Value(2)	Value(2)
Year ending December 31, 2025
Third Quarter (through August 1, 2025).		*	15.29	14.00	*	*
Second Quarter		*	$14.00	$11.69	*	*
First Quarter	$13.25		$15.50	$13.64	16.94%	2.94%
Year ending December 31, 2024
Fourth Quarter	$13.46		$14.33	$13.14	6.46%	(2.38)%
Third Quarter	$13.55		$14.41	$13.39	6.35%	(1.18)%
Second Quarter	$13.36		$14.35	$12.97	7.41%	(2.92)%
First Quarter	$13.41		$13.48	$12.56	0.52%	(6.34)%
Year ending December 31, 2023
Fourth Quarter	$13.26		$13.73	$12.34	3.54%	(6.94)%
Third Quarter	$13.19		$15.27	$13.60	15.77%	3.11%
Second Quarter	$13.67		$15.00	$13.64	9.73%	(0.22)%
First Quarter	$13.87		$15.97	$13.14	15.14%	(5.26)%
(1)	NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for dividends.
(3)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

Distribution Policy

To the extent that we have income available, we intend to make quarterly distributions to our stockholders. Our quarterly stockholder distributions, if any, will be determined by our Board. Any stockholder distribution to our stockholders will be declared out of assets legally available for distribution.

The Company has elected and intends to qualify annually to be treated as a RIC under subchapter M of the Code. To qualify as a RIC, among other things, the Company generally is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. So long as the Company maintains its status as a RIC, it generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. To avoid a 4% U.S. federal excise tax on undistributed earnings, the Company is required to distribute each calendar year the sum of (i) 98% of its ordinary income for such calendar year, (ii) 98.2% the amount by which the Company’s capital gain exceeds its capital loss (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year, and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax, or the “Excise Tax Avoidance Requirement”. See “Risk Factors — Risks Relating to our Business and Structure — We will be subject to U.S. federal income tax if we are unable to maintain our tax treatment as a RIC under subchapter M of the Code” in our most recent Annual Report on Form 10-K.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or in certain circumstances a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. See “Material U.S. Federal Income Tax Considerations.” We cannot assure you that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we may be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings.

We have adopted an “opt out” dividend reinvestment plan for our common stockholders. Unless you elect to receive your distributions in cash, we intend to make such distributions in additional shares of our common stock under our dividend reinvestment plan. Although distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in our dividend reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes. If you hold shares of our common stock in the name of a broker or financial intermediary, you should contact such broker or financial intermediary regarding your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid to Stellus Capital Management. See “Dividend Reinvestment Plan.”

Dividends Declared

The following table reflects the distributions declared on shares of our common stock during the years ended December 31, 2022, December 31, 2023, December 31, 2024 and the quarter ended March 31, 2025:

			Per
Date Declared	Record Date	Payment Date	Share
Fiscal 2022
January 13, 2022	January 28, 2022	February 15, 2022	$0.0933
January 13, 2022	February 25, 2022	March 15, 2022	$0.0933
January 13, 2022	March 31, 2022	April 15, 2022	$0.0933
April 19, 2022	April 29, 2022	May 13, 2022	$0.1133
April 19, 2022	May 27, 2022	June 15, 2022	$0.1133
April 19, 2022	June 30, 2022	July 15, 2022	$0.1133
July 13, 2022	July 29, 2022	August 15, 2022	$0.1133
July 13, 2022	August 31, 2022	September 15, 2022	$0.1133
July 13, 2022	September 30, 2022	October 14, 2022	$0.1133
October 4, 2022	October 31, 2022	November 15, 2022	$0.1133
October 4, 2022	November 30, 2022	December 15, 2022	$0.1133
October 4, 2022	December 16, 2022	December 29, 2022	$0.1133
Fiscal 2023
January 11, 2023	January 31, 2023	February 15, 2023	$0.1333
January 11, 2023	February 28, 2023	March 15, 2023	$0.1333
January 11, 2023	March 31, 2023	April 14, 2023	$0.1333
April 19, 2023	May 1, 2023	May 15, 2023	$0.1333
April 19, 2023	May 31, 2023	June 15, 2023	$0.1333
April 19, 2023	June 30, 2023	July 14, 2023	$0.1333
July 14, 2023	July 31, 2023	August 15, 2023	$0.1333
July 14, 2023	August 31, 2023	September 15, 2023	$0.1333
July 14, 2023	September 29, 2023	October 13, 2023	$0.1333
October 5, 2023	October 31, 2023	November 15, 2023	$0.1333
October 5, 2023	November 30, 2023	December 15, 2023	$0.1333
October 5, 2023	December 18, 2023	December 29, 2023	$0.1333
Fiscal 2024
January 13, 2024	January 31, 2024	February 15, 2024	$0.1333
January 13, 2024	February 29, 2024	March 15, 2024	$0.1333
January 13, 2024	March 29, 2024	April 15, 2024	$0.1333
April 3, 2024	April 30, 2024	May 15, 2024	$0.1333
April 3, 2024	May 31, 2024	June 14, 2024	$0.1333
April 3, 2024	June 28, 2024	July 15, 2024	$0.1333
July 10, 2024	July 31, 2024	August 15, 2024	$0.1333
July 10, 2024	August 30, 2024	September 13, 2024	$0.1333
July 10, 2024	September 30, 2024	October 15, 2024	$0.1333
October 10, 2024	October 31, 2024	November 15, 2024	$0.1333
October 10, 2024	November 29, 2024	December 13, 2024	$0.1333
October 10, 2024	December 31, 2024	January 15, 2025	$0.1333
Fiscal 2025 (through July 15, 2025)
January 9, 2025	January 31, 2025	February 14, 2025	$0.1333
January 9, 2025	February 28, 2025	March 14, 2025	$0.1333
January 9, 2025	March 31, 2025	April 15, 2025	$0.1333
April 4, 2025	April 30, 2025	May 15, 2025	$0.1333
April 4, 2025	May 30, 2025	June 13, 2025	$0.1333
April 4, 2025	June 30, 2025	July 15, 2025	$0.1333
Total			$5.29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The information contained in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein and should be read in conjunction with, and are qualified by reference to, our financial statements and notes thereto included in such Annual Report on Form 10-K and such Quarterly Report on Form 10-Q, as applicable.

BUSINESS

The information contained in “Part I, Item 1. Business,” “Part I, Item 2. Properties” and “Part I, Item 3. Legal Proceedings” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1. Legal Proceedings” of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

SENIOR SECURITIES

Information regarding our senior securities for the fiscal years ended December 31, 2014 through 2024, is located in Part II, Item 8, Note 13 -Senior Securities in our most recent annual report on Form 10-K and is incorporated by reference into the Registration Statement of which this prospectus, any accompanying prospectus supplement and any related free writing prospectus is part. The reports of Deloitte & Touche LLP and Grant Thornton LLP, our independent registered public accounting firms for the fiscal years ended December 31, 2024 and December 31, 2023 respectively, on the audited consolidated financial statements as of December 31, 2024 and December 31, 2023, which include the senior securities table, is included in our most recent annual report on Form 10-K and is incorporated by reference into the Registration Statement of which this prospectus, any accompanying prospectus supplement and any related free writing prospectus is part.

Information about our senior securities is shown in the following table as of March 31, 2025 (unaudited) and December 31, 2024 (in thousands).

	Outstanding			Involuntary	Average
	Exclusive of	Asset		Liquidating	Market
	Treasury	Coverage		Preference	Value
Class and Year	Securities(1)	per Unit(2)		per Unit(3)	per Unit(4)

	(In thousands, except per unit amounts)
SBA-guaranteed debentures
Fiscal 2014	$16,250	N/A	(5)	—	N/A
Fiscal 2015	$65,000	N/A	(5)	—	N/A
Fiscal 2016	$65,000	N/A	(5)	—	N/A
Fiscal 2017	$90,000	N/A	(5)	—	N/A
Fiscal 2018	$150,000	N/A	(5)	—	N/A
Fiscal 2019	$161,000	N/A	(5)	—	N/A
Fiscal 2020	$176,500	N/A	(5)	—	N/A
Fiscal 2021	$250,000	N/A	(5)	—	N/A
Fiscal 2022	$313,600	N/A	(5)	—	N/A
Fiscal 2023	$325,000	N/A	(5)	—	N/A
Fiscal 2024	$325,000	N/A	(5)	—	N/A
March 31, 2025	$308,750	N/A	(5)	—	N/A
Original Credit Facility(6)
Fiscal 2014	$106,500	$2,320	(5)	—	N/A
Fiscal 2015	$109,500	$2,220	(5)	—	N/A
Fiscal 2016	$116,000	$2,210	(5)	—	N/A
Credit Facility
Fiscal 2017	$40,750	$3,460	(5)	—	N/A
Fiscal 2018	$99,550	$2,520	(5)	—	N/A
Fiscal 2019	$161,550	$2,286	(5)	—	N/A
Fiscal 2020	$174,000	$2,230	(5)	—	N/A
Fiscal 2021	$177,340	$2,030	(5)	—	N/A
Fiscal 2022	$199,200	$1,920	(5)	—	N/A
Fiscal 2023	$160,086	$2,230	(5)	—	N/A
Fiscal 2024	$175,386	$2,340	(5)	—	N/A
March 31, 2025	$221,814	$2,160	(5)	—	N/A

	Outstanding			Involuntary	Average
	Exclusive of	Asset		Liquidating	Market
	Treasury	Coverage		Preference	Value
Class and Year	Securities(1)	per Unit(2)		per Unit(3)	per Unit(4)

	(In thousands, except per unit amounts)
4.875% Notes due 2026
Fiscal 2021	$100,000	$2,030	(5)	—	N/A
Fiscal 2022	$100,000	$1,920	(5)	—	N/A
Fiscal 2023	$100,000	$2,230	(5)	—	N/A
Fiscal 2024	$100,000	$2,340	(5)	—	N/A
March 31, 2025	$100,000	$2,160	(5)	—	N/A
5.75% Notes due 2022(8)
Fiscal 2017	$48,875	$3,460	(5)	—	$25.34
Fiscal 2018	$48,875	$2,520	(5)	—	$25.18
Fiscal 2019	$48,875	$2,286	(5)	—	$24.43
Fiscal 2020	$48,875	$2,230	(5)	—	$23.64
6.50% Notes due 2019(7)
Fiscal 2014	$25,000	$2,320	(5)	—	$25.41
Fiscal 2015	$25,000	$2,220	(5)	—	$25.27
Fiscal 2016	$25,000	$2,210	(5)	—	$25.11
(1)	Total amount of senior securities outstanding at the end of the period presented.
(2)	Asset coverage per unit is the ratio of the carrying value of the Company’s total assets, less all liabilities and indebtedness not represented by senior securities, in relation to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)	Average market value per unit for the 5.75% Notes due 2022 and the 6.50% Notes due 2019 represents the average of the daily closing prices as reported on the New York Stock Exchange during the period presented. Average market value per unit for the Company’s SBA-guaranteed Debentures, the Original Credit Facility (as defined below), the Credit Facility, and the 4.875% Notes due 2026 are not applicable because these securities are not registered for public trading.
(5)	The Company has excluded its SBA-guaranteed debentures from the asset coverage calculation every year since exemptive relief was granted by the SEC in August 2014 that permits it to exclude such SBA-guaranteed debentures from the definition of senior securities in the 150% asset coverage ratio it is required to maintain under the 1940 Act.
(6)	On November 13, 2012, the Company entered into a senior secured revolving credit agreement, by and among the Company, as the borrower, SunTrust Bank, as the administrative agent, various lenders that are parties thereto from time to time (the “Original Credit Facility”). The Company terminated the Original Credit Facility on October 11, 2017.
(7)	On September 20, 2017, the Company redeemed all of the issued and outstanding 6.50% Notes due 2019.
(8)	On February 12, 2021, the Company redeemed all of the issued and outstanding 5.75% Notes due 2022.

PORTFOLIO COMPANIES

The following table sets forth certain information regarding each of the portfolio companies in which we had debt or equity investment as of March 31, 2025. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationship with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of March 31, 2025, with the exception of EH Real Estate Services, LLC, we did not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned five percent or more of its voting securities.

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Control investments(23)
EH Real Estate Services, LLC	5301 Dempster Street Suite 300 Skokie, IL 60077	Skokie, IL
Term Loan A-1		FIRE: Real Estate	First Lien	15.00%	—%	—%	—%	9/3/2021	9/3/2026	$1,882,226	1,882,226	291,745	0.08%
Term Loan A-2			First Lien	15.00%	—%	—%	—%	4/3/2023	9/3/2026	650,943	650,943	100,896	0.03%
Term Loan A-3			First Lien	15.00%	—%	—%	—%	6/7/2023	9/3/2026	230,678	230,678	35,755	0.01%
Term Loan A-4			First Lien	15.00%	—%	—%	—%	7/12/2023	9/3/2026	1,505,537	1,505,537	1,505,537	0.40%
Term Loan A-5			First Lien	15.00%	—%	—%	—%	1/8/2024	9/3/2026	5,710,182	5,710,182	5,710,182	1.53%
Revolver			First Lien	15.00%	—%	—%	—%	10/3/2023	9/3/2026	63,597	63,597	63,597	0.02%
EH Holdco, LLC Common Units			Equity					10/3/2023		15,356	3	—	0.00%
EH Holdco, LLC Series A Preferred Units			Equity					9/3/2021		7,892	7,891,642	—	0.00%
Total											$17,934,808	$7,707,712	2.07%
Total Control investments											$17,934,808	$7,707,712	2.07%
Non-controlled, non-affiliated investments
2X LLC	400 Lapp Rd Malvern, PA 19355	Berwyn, PA
Term Loan		Services: Business	First Lien	3M SOFR+5.00%	2.00%	9.30%		6/5/2023	6/5/2028	$5,417,705	5,321,643	5,390,616	1.45%
Term Loan			First Lien	3M SOFR+5.00%	2.00%	9.30%		10/31/2023	6/5/2028	1,426,662	1,399,715	1,419,529	0.38%
Term Loan			First Lien	3M SOFR+5.00%	2.00%	9.30%		12/2/2024	6/5/2028	3,842,049	3,788,954	3,822,839	1.03%
Revolver			First Lien	3M SOFR+5.00%	2.00%	9.30%		6/5/2023	6/5/2028	42,500	42,500	42,288	0.01%
2X Investors LP Class A Units			Equity					6/5/2023		58,949	176,915	1,280,170	0.34%
Total											$10,729,727	$11,955,442	3.21%
Ad.Net Acquisition, LLC	1100 Glendon Ave Suite 1200 Los Angeles, CA 90024	Los Angeles, CA
Term Loan (SBIC II)		Services: Business	First Lien	3M SOFR+6.00%	1.00%	10.56%		5/7/2021	5/7/2026	$15,003,676	14,944,374	15,003,677	4.02%
Revolver			First Lien	3M SOFR+6.00%	1.00%	10.56%		5/7/2021	5/7/2026	854,217	854,217	854,217	0.23%
Ad.Net Holdings, Inc. Series A Common Stock (SBIC II)			Equity					5/7/2021		7,794	77,941	0	0.00%
Ad.Net Holdings, Inc. Series A Preferred Stock (SBIC II)			Equity					5/7/2021		7,015	701,471	742,327	0.20%
Total											$16,578,003	$16,600,221	4.45%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
AdCellerant LLC	865 Albion Street Suite 400 Denver, CO 80220	Denver, CO
Term A Loan (SBIC II)		Media: Advertising, Printing & Publishing	First Lien	1M SOFR+6.00%	2.00%	10.32%		12/12/2023	12/12/2028	$9,875,000	9,718,428	9,776,250	2.62%
AdCellerant Holdings, LLC Serires A Units			Equity					12/12/2023		728,710	728,710	577,851	0.16%
Total											$10,447,138	$10,354,101	2.78%
ADS Group Opco, LLC	938 Quail Street Lakewood, CO, 80215	Lakewood, CO
Term Loan (SBIC II)		Aerospace & Defense	First Lien	5.00%	—%	—%	—%	6/4/2021	12/31/2027	$12,851,659	12,778,192	9,895,777	2.65%
Priority Revolver (SBIC II)			First Lien	5.00%	—%	—%	—%	9/30/2024	12/31/2027	24,887	24,887	49,774	0.01%
ADS Group Topco, LLC Class A Units			Equity					6/4/2021		77,626	288,691	—	0.00%
ADS Group Topco, LLC Class B Units			Equity					6/4/2021		56,819	211,309	—	0.00%
ADS Group Topco, LLC Class D Units			Equity					9/30/2024		432	—	—	0.00%
ADS Group Topco, LLC Class Y Units			Equity					4/11/2023		48,216	165,027	—	0.00%
ADS Group Topco, LLC Class Z Units			Equity					6/15/2022		72,043	267,929	—	0.00%
Total											$13,736,035	$9,945,551	2.66%
Advanced Barrier Extrusions, LLC	4390 Anderle Drive Rhinelander, WI, 54501	Rhinelander, WI
Term Loan B (SBIC)		Containers, Packaging, & Glass	First Lien	1M SOFR+9.50%	1.00%	—%	—%	11/30/2020	11/30/2026	$16,843,750	16,733,670	3,031,876	0.81%
Super Priority Term Loan (SBIC)			First Lien	15.00%		—%	—%	12/6/2024	11/30/2026	795,882	970,378	2,387,646	0.64%
Super Priority Term Loan (SBIC)			First Lien	15.00%		—%	—%	2/5/2025	11/30/2026	875,000	875,000	2,625,000	0.71%
Super Priority Term Loan (SBIC)			First Lien	15.00%		—%	—%	3/26/2025	11/30/2026	500,000	500,000	1,500,000	0.41%
Term Loan A (SBIC)			First Lien	1M SOFR+9.50%	1.00%	—%	—%	3/26/2025	11/30/2026	2,607,637	565,204	469,375	0.14%
Revolver (SBIC)			First Lien	1M SOFR+9.50%	1.00%	—%	—%	3/26/2025	11/30/2026	1,558,434	337,789	280,518	0.09%
GP ABX Holdings Partnership, L.P. Partner Interests			Equity					8/8/2018		644,737	528,395	—	0.00%
GP ABX Holdings Partnership, L.P. Series B Preferred Interests			Equity					1/5/2023		1,562	156,182	—	0.00%
Total											$20,666,618	$10,294,415	2.80%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
AGT Robotique Inc.	8800 Boulevard Parent Trois-Rivières, QC G9A 5E1	Trois Rivieres, Canada
Term Loan		Capital Equipment	First Lien	3M SOFR+5.25%	1.00%	9.55%		6/24/2024	6/22/2029	$10,646,479	10,458,011	10,486,782	2.81%
Total											$10,458,011	$10,486,782	2.81%
American Refrigeration, LLC	11572 Davis Creek Court Jacksonville, FL 32256	Jacksonville, FL
Term Loan (SBIC)		Capital Equipment	First Lien	3M SOFR+6.25%	1.50%	10.55%		3/31/2023	3/31/2028	$8,110,164	7,974,299	8,110,164	2.18%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.50%	10.55%		3/31/2023	3/31/2028	99,000	98,035	99,000	0.03%
AR-USA Holdings, LLC Class A Units			Equity					3/31/2023		141	135,778	219,793	0.06%
Total											$8,208,112	$8,428,957	2.27%
AMII Acquisition, LLC	1077 Ponce de Leon Coral Gables, FL 33134	Coral Gables, FL
Term Loan (SBIC II)		Services: Consumer	First Lien	3M SOFR+4.75%	1.50%	9.05%		12/4/2024	12/4/2029	$8,797,419	8,672,288	8,665,458	2.32%
AMII Holdings, LP Class B Units			Equity					12/3/2024		14,246	142,460	152,156	0.04%
Total											$8,814,748	$8,817,614	2.36%
Amika OpCo LLC	25 Kent Avenue Brooklyn, NY 11249	Brooklyn, NY
Term Loan		Consumer Goods: Non-Durable	First Lien	6M SOFR+5.25%	0.75%	9.62%		7/1/2022	7/1/2029	$94,638	93,323	94,638	0.03%
Term Loan			First Lien	6M SOFR+5.75%	0.75%	10.33%		12/5/2023	7/1/2029	9,584,569	9,427,310	9,584,569	2.57%
Ishtar Co-Invest-B LP Partnership Interests			Equity					7/1/2022		77,778	38,133	297,220	0.08%
Oshun Co-Invest-B LP Partnership Interests			Equity					7/1/2022		22,222	21,141	84,919	0.02%
Total											$9,579,907	$10,061,346	2.70%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Anne Lewis Strategies, LLC	1140 19th Street NW Suite 300 Washington, DC 20036	Washington, DC
Term Loan (SBIC II)		Services: Business	First Lien	3M SOFR+6.00%	2.00%	10.30%		3/5/2021	5/9/2028	$9,038,404	8,996,650	9,038,404	2.42%
Term Loan (SBIC II)			First Lien	3M SOFR+6.00%	2.00%	10.30%		4/15/2022	5/9/2028	2,820,612	2,804,691	2,820,612	0.76%
SG AL Investment, LLC Common Units			Equity					3/5/2021		1,000	390,053	3,374,747	0.91%
SG AL Investment, LLC Common-A Units			Equity					12/22/2023		239	492,905	985,826	0.26%
Total											$12,684,299	$16,219,589	4.35%
APE Holdings, LLC	302 Deerwood Glen Drive Deerpark, TX 77536	Deer Park, TX
Class A Units		Chemicals, Plastics, & Rubber	Equity					9/5/2014		375,000	375,000	12,651	0.00%
Total											$375,000	$12,651	0.00%
Atmosphere Aggregator Holdings II, L.P.	Two Concourse Parkway Suite 300 Atlanta, GA 30328	Atlanta, GA
Common Units		Services: Business	Equity					1/26/2016		254,250	—	2,352,178	0.63%
Stratose Aggregator Holdings, L.P. Common Units			Equity					6/30/2015		750,000	—	8,624,653	2.31%
Total											$—	$10,976,831	2.94%
ArborWorks, LLC	40094 Hwy 49 Suite A Oakhurst, CA 93644	Oakhurst, CA
Term Loan		Environmental Industries	First Lien	1M SOFR+6.50%	1.00%	—%	10.92%	11/6/2023	11/6/2028	$3,595,292	3,595,292	3,595,292	0.96%
Revolver			First Lien	15.00%		—%	15.00%	11/6/2023	11/6/2028	742,007	742,007	742,007	0.20%
ArborWorks Intermediate Holdco, LLC Class A-1 Preferred Units			Equity					11/6/2023		16,037	3,610,847	4,781,869	1.28%
ArborWorks Intermediate Holdco, LLC Class B-1 Preferred Units			Equity					11/6/2023		16,037	—	—	0.00%
ArborWorks Intermediate Holdco, LLC Class A-1 Common Units			Equity					11/6/2023		1,923	—	—	0.00%
Total											$7,948,146	$9,119,168	2.44%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Axis Portable Air, LLC	4132 W Venus Way Chandler, AZ, 85226	Phoenix, AZ
Term Loan (SBIC II)		Capital Equipment	First Lien	3M SOFR+5.25%	2.00%	9.55%		3/22/2022	3/22/2028	$9,381,250	9,277,166	9,381,250	2.52%
Term Loan (SBIC II)			First Lien	3M SOFR+5.25%	2.00%	9.55%		4/17/2023	3/22/2028	1,869,940	1,844,637	1,869,940	0.50%
Delayed Draw Term Loan			First Lien	3M SOFR+5.25%	2.00%	9.55%		3/22/2022	3/22/2028	98,750	98,160	98,750	0.03%
Axis Air Parent, LLC Preferred Units			Equity					3/22/2022		4,436	443,636	1,804,491	0.48%
Total											$11,663,599	$13,154,431	3.53%
Baker Manufacturing Company, LLC	133 Enterprise Street Evansville, WI 53536	Evansville, WI
BSC Blue Water Holdings, LLC Series A Units (SBIC II)		Capital Equipment	Equity					7/5/2022		743,770	743,770	994,182	0.27%
Total											$743,770	$994,182	0.27%
Bart & Associates, LLC	8300 Greensboro Drive Suite 900 McLean, VA 22102	McLean, VA
Term Loan (SBIC)		High Tech Industries	First Lien	3M SOFR+5.00%	1.00%	9.30%		8/16/2024	8/16/2030	$8,898,009	8,753,435	8,853,519	2.38%
Revolver			First Lien	3M SOFR+5.00%	1.00%	9.30%		8/16/2024	8/16/2030	209,335	209,335	208,288	0.06%
B&A Partners Holding, LLC Series A Preferred Units			Equity					8/16/2024		418,671	418,671	436,897	0.12%
Total											$9,381,441	$9,498,704	2.56%
BL Products Parent, L.P.	7208 Gessner Rd Houston, TX, 77040	Houston, TX
Class A Units		Capital Equipment	Equity					2/1/2022		879,060	983,608	1,366,995	0.37%
Total											$983,608	$1,366,995	0.37%
Café Valley, Inc.	7000 W. Buckeye Road Phoenix, AZ 85043	Phoenix, AZ
Term Loan		Beverage & Food	First Lien	3M SOFR+7.24%	2.00%	11.54%		8/28/2019	8/28/2026	$15,328,571	15,328,571	15,328,571	4.12%
CF Topco LLC Units			Equity					8/28/2019		9,160	916,015	1,927,649	0.52%
Total											$16,244,586	$17,256,220	4.64%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Camp Profiles LLC	300 Massachusetts Avenue, 3rd Fl Boston, MA 02115	Boston, MA
Term Loan (SBIC)		Media: Advertising, Printing & Publishing	First Lien	3M SOFR+5.25%	1.00%	9.70%		9/3/2021	9/3/2026	$9,891,250	9,824,901	9,891,250	2.65%
Term Loan (SBIC)			First Lien	3M SOFR+5.25%	1.00%	9.70%		12/3/2024	9/3/2026	2,244,375	2,216,349	2,244,375	0.60%
CIVC VI-A 829 Blocker, LLC Units			Equity					9/3/2021		250	250,000	783,881	0.21%
Total											$12,291,250	$12,919,506	3.46%
Carolinas Buyer, Inc.	201 N. McDowell St Charlotte, NC 28230	Charlotte, NC
Term Loan		Beverage & Food	First Lien	3M SOFR+5.25%	1.50%	9.55%		12/20/2024	12/20/2030	$6,796,831	6,681,555	6,694,879	1.80%
Carolinas Holdings, L.P. Class A Units			Equity					12/20/2024		466	465,637	434,981	0.12%
Total											$7,147,192	$7,129,860	1.92%
CEATI International Inc.	1010 rue Sherbrooke O bureau 2500 Montreal, QC, H3A 2R7 Canada	Montreal, Canada
Term Loan		Services: Business	First Lien	3M SOFR+6.00%	1.00%	10.30%		2/19/2021	12/31/2027	$8,417,994	8,381,912	8,375,904	2.25%
Term Loan			First Lien	3M SOFR+6.00%	1.00%	10.30%		12/20/2024	12/31/2027	3,192,000	3,165,807	3,176,040	0.85%
CEATI Holdings, LP Class A Units			Equity					2/19/2021		250,000	132,919	249,497	0.07%
Total											$11,680,638	$11,801,441	3.17%
Cerebro Buyer, LLC	1140 First Street South Columbia, SC 29209	Columbia, SC
Term Loan		Healthcare & Pharmaceuticals	First Lien	1M SOFR+5.00%	1.00%	9.32%		3/15/2023	3/15/2029	$4,526,683	4,443,275	4,526,683	1.21%
Cerebro Holdings Partnership, L.P. Series A Partner Interests			Equity					3/15/2023		62,961	62,961	74,030	0.02%
Cerebro Holdings Partnership, L.P. Series B Partner Interests			Equity					3/15/2023		341,091	333,925	401,057	0.11%
Total											$4,840,161	$5,001,770	1.34%
CF Arch Holdings LLC	1775 St. James Place Suite 200 Houston, TX 77056	Houston, TX
Class A Units		Services: Business	Equity					8/10/2022		100,000	88,511	156,304	0.04%
Total											$88,511	$156,304	0.04%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
CF512, Inc.	960B Harvest Drive Suite 210 Blue Bell, PA 1942	Blue Bell, PA
Term Loan (SBIC)		Media: Advertising, Printing & Publishing	First Lien	3M SOFR+6.00%	1.00%	10.51%		9/1/2021	9/1/2026	$13,325,602	13,236,216	13,192,346	3.55%
Delayed Draw Term Loan			First Lien	3M SOFR+6.00%	1.00%	10.49%		9/1/2021	9/1/2026	2,877,566	2,867,536	2,848,790	0.76%
Revolver			First Lien	1M SOFR+6.00%	1.00%	10.34%		9/1/2021	9/1/2026	9,000	9,000	8,910	0.00%
StellPen Holdings, LLC Membership Interests			Equity					9/1/2021		220,930	220,930	153,219	0.04%
Total											$16,333,682	$16,203,265	4.35%
Channel Partners Intermediateco, LLC	3802 Corporex Park Dr Suite 225 Tampa, FL 33619	Tampa Bay, FL
Term Loan (SBIC)		Retail	First Lien	3M SOFR+7.00%	2.00%	11.55%		2/24/2022	2/7/2027	$13,084,185	13,027,991	13,018,764	3.50%
Term Loan (SBIC)			First Lien	3M SOFR+7.00%	2.00%	11.55%		3/27/2023	2/7/2027	1,668,382	1,659,289	1,660,040	0.45%
Revolver			First Lien	3M SOFR+7.00%	2.00%	11.54%		2/24/2022	2/7/2027	100,000	100,000	99,500	0.03%
Total											$14,787,280	$14,778,304	3.98%
CompleteCase, LLC	701 Fifth Avenue Suite 4200 Seattle, WA 98104	Seattle, WA
Term Loan (SBIC II)		Services: Consumer	First Lien	3M SOFR+6.50%	2.00%	10.95%		12/21/2020	12/21/2025	$6,561,535	6,538,372	6,561,535	1.76%
CompleteCase Holdings, Inc. Class A Common Stock (SBIC II)			Equity					12/21/2020		417	5	—	0.00%
CompleteCase Holdings, Inc. Series A Preferred Stock (SBIC II)			Equity					12/21/2020		522	521,734	184,786	0.05%
CompleteCase Holdings, Inc. Class A Common Stock			Equity					4/27/2023		89	1	—	0.00%
CompleteCase Holdings, Inc. Series C Preferred Stock			Equity					4/27/2023		111	111,408	111,409	0.03%
Total											$7,171,520	$6,857,730	1.84%
Compost 360 Acquisition, LLC	9 E Greenway Plaza Houston, TX 77046	Tampa, FL
Term Loan (SBIC II)		Environmental Industries	First Lien	3M SOFR+6.50%	2.00%	10.80%		8/2/2023	8/2/2028	$9,451,174	9,276,577	9,167,639	2.46%
Delayed Draw Term Loan			First Lien	3M SOFR+6.50%	2.00%	10.80%		8/2/2023	8/2/2028	1,037,841	1,025,512	1,006,706	0.27%
Revolver			First Lien	3M SOFR+6.50%	2.00%	10.80%		8/2/2023	8/2/2028	80,167	80,167	77,762	0.02%
Compost 360 Investments, LLC Class A Units			Equity					8/2/2023		3,124	300,041	203,452	0.05%
Total											$10,682,297	$10,455,559	2.80%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
COPILOT Provider Support Services, LLC	601 S Lake Destiny Road Suite 300 Maitland, FL 32751	Maitland, FL
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.50%	2.00%	10.95%		11/22/2022	11/22/2027	$4,875,000	4,816,160	4,850,625	1.30%
Revolver			First Lien	3M SOFR+6.50%	2.00%	10.95%		11/22/2022	11/22/2027	28,333	28,333	28,191	0.01%
QHP Project Captivate Blocker, Inc. Common Stock			Equity					11/22/2022		4	285,714	230,124	0.06%
Total											$5,130,207	$5,108,940	1.37%
Craftable Intermediate II Inc.	1600 Corporate Court Suite 140 Irving, TX 75038	Dallas, TX
Term Loan (SBIC II)		High Tech Industries	First Lien	3M SOFR+5.75%	1.50%	10.05%		6/30/2023	6/30/2028	$9,957,669	9,814,897	9,957,669	2.67%
Gauge Craftable LP Partnership Interests			Equity					6/30/2023		626,690	626,690	991,400	0.27%
Total											$10,441,587	$10,949,069	2.94%
Curion Holdings, LLC	111 Deer Lake Road Suite 120 Deerfield, IL 60015	Chicago, IL
Term Loan (SBIC II)		Services: Business	First Lien	3M SOFR+6.50%	1.00%	10.70%	0.25%	7/29/2022	7/29/2027	$12,738,466	12,604,700	12,483,697	3.35%
Revolver			First Lien	3M SOFR+6.50%	1.00%	10.70%	0.25%	7/29/2022	7/29/2027	86,245	86,245	84,520	0.02%
SP CS Holdings LLC Class A Units			Equity					7/29/2022		739,999	739,999	597,216	0.16%
Total											$13,430,944	$13,165,433	3.53%
DTE Holding Company, LLC	95 Chancellor Drive Roselle, IL 60172	Roselle, IL
Class A-2 Units		Energy: Oil & Gas	Equity					4/13/2018		776,316	466,204	—	0.00%
Class AA Units			Equity					4/13/2018		723,684	723,684	—	0.00%
Total											$1,189,888	$—	0.00%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
EHI Buyer, Inc.	2337 W Warrior Trail Grand Prairie, TX 75052	Grand Prarie, TX
EHI Group Holdings, L.P. Class A Units		Environmental Industries	Equity					7/31/2023		618	430,653	1,120,686	0.30%
Total											$430,653	$1,120,686	0.30%
Elliott Aviation, LLC	6601 74th Avenue Milan, IL 61264	Moline, IL
Term Loan		Aerospace & Defense	First Lien	1M SOFR+8.00%	2.00%	—%	12.32%	1/31/2020	12/31/2025	$8,827,723	8,827,723	8,562,891	2.30%
Term Loan			Unsecured	15.00%	—%	—%	15.00%	10/26/2023	12/31/2026	68,293	68,293	—	0.00%
Revolver A			First Lien	1M SOFR+8.00%	2.00%	—%	12.32%	1/31/2020	12/31/2025	1,458,531	1,458,531	1,414,775	0.38%
Revolver B			First Lien	1M SOFR+8.00%	2.00%	—%	12.32%	3/1/2023	12/31/2025	686,822	686,822	666,217	0.18%
Revolver C (Priority)			First Lien	1M SOFR+8.00%	2.00%	—%	12.32%	3/7/2025	12/31/2025	937,784	937,784	937,784	0.25%
SP EA Holdings LLC Class A Units			Equity					1/31/2020		1,048,896	901,489	—	0.00%
Total											$12,880,642	$11,581,667	3.11%
Environmental Remedies, LLC	22390 Thunderbird Place Hayward, CA 94545	Hayward, CA
Term Loan		Services: Business	First Lien	3M SOFR+5.25%	1.50%	9.55%		1/15/2025	1/15/2030	$7,330,762	7,189,747	7,189,747	1.93%
ERI Parent Holdings, LLC Class A Units			Equity					1/15/2025		163,109	163,109	163,109	0.04%
Total											$7,352,856	$7,352,856	1.97%
EOS Fitness Holdings, LLC	1 E Washington St Suite 500 Phoenix, AZ, 85004	Phoenix, AZ
Class A Preferred Units		Hotel, Gaming, & Leisure	Equity					12/30/2014		118	—	—	0.00%
Class B Common Units			Equity					12/30/2014		3,017	—	1,017,174	0.27%
Total											$—	$1,017,174	0.27%
Equine Network, LLC	5720 Flatiron Parkway Boulder, CO 80301	Boulder, CO
Term A Loan (SBIC)		Hotel, Gaming, & Leisure	First Lien	1M SOFR+6.50%	1.00%	10.94%		5/22/2023	5/22/2028	$7,002,425	6,872,021	7,002,425	1.88%
Revolver			First Lien	1M SOFR+6.50%	1.00%	10.94%		5/22/2023	5/22/2028	166,667	166,667	166,667	0.04%
Delayed Draw Term Loan			First Lien	1M SOFR+6.50%	1.00%	10.94%		5/22/2023	5/22/2028	98,902	98,902	98,902	0.03%
Total											$7,137,590	$7,267,994	1.95%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Eskola LLC	2418 North Morelock Road Morristown, TN 37814	Morristown, TN
Last Out Term Loan		Construction & Building	First Lien	3M SOFR+5.00%	1.50%	9.91%		12/19/2024	12/19/2029	$7,539,452	7,412,612	7,350,966	1.97%
Last Out Delayed Draw Term Loan			First Lien	3M SOFR+5.00%	1.50%	9.91%		12/19/2024	12/19/2029	2,791,787	2,771,664	2,721,992	0.73%
Eskola Holdings, LLC Class A Units			Equity					12/19/2024		314	893,747	857,622	0.23%
Total											$11,078,023	$10,930,580	2.93%
evolv Consulting, LLC	15950 Dallas Parkway, 7th Floor Dallas, TX 75248	Dallas, TX
Term Loan (SBIC)		Services: Business	First Lien	3M SOFR+6.50%	2.00%	10.81%		12/7/2023	12/7/2028	$9,875,000	9,717,362	9,825,625	2.64%
evolv Holdco, LLC Preferred Units			Equity					12/7/2023		473,485	473,485	498,613	0.13%
Total											$10,190,847	$10,324,238	2.77%
hV GS Acquisition, LP Class A Interests	3115 Melrose Drive Suite 160 Carlsbad, CA 92010	Anaheim, CA
Term Loan (SBIC II)		Consumer Goods: Durable	First Lien	3M SOFR+6.75%	1.50%	11.20%		1/23/2023	1/24/2028	$12,346,263	12,149,142	12,284,532	3.30%
Revolver			First Lien	1M SOFR+6.75%	1.50%	11.17%		1/23/2023	1/24/2028	$52,000	52,000	51,740	0.01%
KEJ Holdings LP Class A Units			Equity					1/23/2023		873,333	873,333	1,043,068	0.28%
Total											$13,074,475	$13,379,340	3.59%
Exacta Land Surveyors, LLC	2132 East Ninth Street Suite 310 Cleveland, OH 44115	Cleveland, OH
Term Loan (SBIC)		Services: Business	First Lien	3M SOFR+6.75%	1.50%	10.20%	1.00%	2/8/2019	7/31/2025	$16,311,416	16,311,416	15,414,289	4.15%
Term Loan (SBIC)			First Lien	3M SOFR+6.75%	1.50%	10.20%	1.00%	7/15/2022	7/31/2025	991,925	991,925	937,369	0.25%
Term Loan			Unsecured				15.00%	4/22/2024	6/30/2026	100,211	100,211	89,689	0.02%
SP ELS Holdings LLC Class A Units			Equity					2/8/2019		1,338,661	1,124,414	259,460	0.07%
Total											$18,527,966	$16,700,807	4.49%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Exigo, LLC	1600 Viceroy Drive Suite 125 Dallas, Texas 75235	Dallas, TX
Term Loan		Services: Business	First Lien	1M SOFR+6.25%	1.00%	10.67%		3/16/2022	3/16/2027	$8,699,328	8,641,532	8,655,831	2.33%
Gauge Exigo Coinvest, LLC Common Units			Equity					3/16/2022		377,535	377,535	376,573	0.10%
Total											$9,019,067	$9,032,404	2.43%
FairWave Holdings, LLC	1204 W 27th Street Kansas City, MO 64108	Kansas City, MO
Term Loan (SBIC)		Beverage & Food	First Lien	3M SOFR+6.50%	1.50%	10.80%		4/1/2024	4/1/2029	$7,539,112	7,395,017	7,426,025	1.99%
Delayed Draw Term Loan			First Lien	3M SOFR+6.50%	1.50%	10.80%		4/1/2024	4/1/2029	2,661,121	2,632,559	2,621,204	0.70%
GRC Java Holdings, LLC Class A Units			Equity					4/1/2024		2,856	285,572	475,310	0.13%
Total											$10,313,148	$10,522,539	2.82%
FiscalNote Boards LLC	155 University Ave, 5th Floor Toronto, ON M5H 3B7	Toronto, Canada
Term Loan		Services: Business	First Lien	1M SOFR+5.50%	1.00%	9.82%		3/11/2024	3/12/2029	$4,122,462	4,053,698	4,040,013	1.08%
FCP-Connect Holdings LLC Class A Common Shares			Equity					5/28/2024		284	—	—	0.00%
FCP-Connect Holdings LLC Series A Preferred Shares			Equity					5/28/2024		284	190,382	183,461	0.05%
Total											$4,244,080	$4,223,474	1.13%
Florachem Corporation	2664 Port Industrial Drive Jacksonville, FL 32226	Jacksonville, FL
Term Loan (SBIC)		Chemicals, Plastics, & Rubber	First Lien	3M SOFR+6.50%	1.00%	10.95%		4/29/2022	4/29/2028	$9,725,000	9,612,989	9,725,000	2.61%
Term Loan			First Lien	3M SOFR+6.50%	1.00%	10.95%		2/10/2025	4/29/2028	877,716	860,910	877,716	0.24%
Revolver			First Lien	3M SOFR+6.50%	1.00%	10.95%		4/29/2022	4/29/2028	89,333	89,333	89,333	0.02%
Delayed Draw Term Loan			First Lien	3M SOFR+6.50%	1.00%	10.95%		4/29/2022	4/29/2028	53,078	53,078	53,078	0.01%
SK FC Holdings, L.P. Class A Units			Equity					4/29/2022		362	362,434	514,107	0.14%
Total											$10,978,744	$11,259,234	3.02%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
General LED OPCO, LLC	1074 Arion Circle Suite 116 San Antonio, TX 78216	San Antonio, TX
Term Loan		Services: Business	Second Lien	3M SOFR+9.00%	1.50%	13.40%		5/1/2018	3/31/2026	$4,500,000	4,487,138	4,410,000	1.18%
Total											$4,487,138	$4,410,000	1.18%
Green Intermediateco II, Inc.	5241 California Ave Irvine, CA 92617	Irvine, CA
Term Loan		High Tech Industries	First Lien	3M SOFR+6.00%	2.00%	10.30%		8/8/2023	8/8/2028	$11,002,698	10,799,081	10,892,671	2.92%
Term Loan			First Lien	1M SOFR+6.00%	2.00%	10.32%		11/6/2024	8/8/2028	1,293,500	1,269,933	1,280,565	0.34%
Delayed Draw Term Loan			First Lien	3M SOFR+6.00%	2.00%	10.30%		8/8/2023	8/8/2028	403,026	399,166	398,996	0.11%
Green Topco Holdings, LLC Class A Units			Equity					8/8/2023		271,401	202,628	346,391	0.09%
Total											$12,670,808	$12,918,623	3.46%
GS HVAM Intermediate, LLC	3115 Melrose Drive Suite 160 Carlsbad, CA 92010	Carlsbad, CA
Term Loan		Beverage & Food	First Lien	3M SOFR+6.50%	1.00%	10.95%		10/18/2019	2/28/2026	$12,220,404	12,213,424	12,220,404	3.28%
Revolver			First Lien	3M SOFR+6.50%	1.00%	10.94%		10/18/2019	2/28/2026	1,617,424	1,617,424	1,617,424	0.43%
HV GS Acquisition, LP Class A Interests			Equity					10/2/2019		2,144	563,209	4,898,343	1.31%
Total											$14,394,057	$18,736,171	5.02%
Guidant Corp.	1602 Wagner Avenue Erie, PA 16510	Erie, PA
Term Loan		Energy: Oil & Gas	First Lien	3M SOFR+6.50%	2.00%	10.80%		3/11/2024	3/12/2029	$9,928,927	9,637,930	9,928,927	2.66%
Titan Meter Topco LP Class A Units			Equity					3/11/2024		515,578	515,578	630,533	0.17%
Total											$10,153,508	$10,559,460	2.83%
Heartland Business Systems, LLC	1700 Stephen Street Little Chute, WI 54140	Little Chute, WI
Term Loan (SBIC II)		Services: Business	First Lien	3M SOFR+6.25%	1.00%	10.70%		8/26/2022	8/26/2027	$9,750,000	9,643,878	9,750,000	2.62%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.70%		8/26/2022	8/26/2027	49,000	48,700	49,000	0.01%
AMCO HBS Holdings, LP Class A Units			Equity					8/26/2022		2,861	219,823	486,977	0.13%
Total											$9,912,401	$10,285,977	2.76%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Husk AcquireCo Inc.	96 Scollard Street Toronto, ON M5R 1G2	Vaughan, Canada
Term Loan		Beverage & Food	First Lien	6M SOFR+5.75%	1.50%	10.16%		11/14/2024	11/15/2029	$5,303,932	5,229,418	5,250,893	1.41%
SK Spectra Holdings LP Class A Units			Equity					11/15/2024		298	297,765	311,681	0.08%
Total											$5,527,183	$5,562,574	1.49%
HV Watterson Holdings, LLC	1821 Waldren Office Square Suite 111 Schaumburg, IL 60173	Schaumburg, IL
Term Loan		Services: Business	First Lien	12.00%	—%	8.00%	4.00%	12/17/2021	12/17/2026	$13,506,562	13,403,567	13,236,431	3.55%
Revolver			First Lien	12.00%	—%	8.00%	4.00%	12/17/2021	12/17/2026	98,974	98,974	96,995	0.03%
Delayed Draw Term Loan			First Lien	12.00%	—%	8.00%	4.00%	12/17/2021	12/17/2026	328,109	326,663	321,547	0.09%
HV Watterson Parent, LLC Class A Units			Equity					12/17/2021		1,632	1,631,591	135,186	0.04%
Total											$15,460,795	$13,790,159	3.71%
I2P Holdings, LLC	6140 Parkland Blvd. Suite 200 Cleveland, OH 44124	Cleveland, OH
Series A Preferred Units		Services: Business	Equity					1/31/2018		750,000	—	3,423,789	0.92%
Total											$—	$3,423,789	0.92%
Identity Theft Guard Solutions, Inc.	10300 SW Greenburg Road Suite 570 Portland, OR 97223	Portland, OR
Term Loan		Services: Business	First Lien	3M SOFR+5.50%	1.50%	9.81%		2/28/2025	2/28/2030	$8,722,887	8,550,663	8,550,663	2.29%
IDX Parent, LLC Class A-2 Units			Equity					2/28/2025		352,915	352,915	352,915	0.09%
Total											$8,903,578	$8,903,578	2.38%
Impact Home Services LLC	1408 N. Westshore Blvd Suite 704 Tampa, FL 33607	Tampa, FL
Term Loan (SBIC)		Services: Consumer	First Lien	3M SOFR+6.50%	2.00%	10.80%		4/28/2023	4/28/2028	$5,833,003	5,732,923	5,599,683	1.50%
Term Loan (SBIC)			First Lien	3M SOFR+6.50%	2.00%	10.80%		10/11/2023	4/28/2028	531,622	521,871	510,357	0.14%
Term Loan (SBIC)			First Lien	3M SOFR+6.50%	2.00%	10.80%		6/30/2023	4/28/2028	265,137	260,466	254,532	0.07%
Revolver			First Lien	3M SOFR+6.50%	2.00%	10.80%		4/28/2023	4/28/2028	82,500	82,500	79,200	0.02%
Impact Holdings Georgia LLC Class A Units			Equity					4/28/2023		375	375,156	—	0.00%
Impact Holdings Georgia LLC Class A-1 Units			Equity					1/31/2024		38	37,962	20,934	0.01%
Total											$7,010,878	$6,464,706	1.74%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Infolinks Media Buyco, LLC	3 N. Maple Ave. Suite 1 Ridgewood, NJ 07450	Ridgewood, NJ
Term Loan (SBIC II)		Media: Advertising, Printing & Publishing	First Lien	3M SOFR+5.50%	1.00%	9.80%		11/1/2021	11/1/2026	$7,168,033	7,114,933	7,168,033	1.92%
Term Loan			First Lien	3M SOFR+5.50%	1.00%	9.80%		6/6/2024	11/1/2026	2,440,641	2,415,089	2,440,641	0.65%
Delayed Draw Term Loan			First Lien	3M SOFR+5.50%	1.00%	9.80%		11/1/2021	11/1/2026	1,459,013	1,451,187	1,459,013	0.39%
Tower Arch Infolinks Media, LP LP Interests			Equity					10/28/2021		456,577	209,942	844,195	0.23%
Total											$11,191,151	$11,911,882	3.19%
Informativ, LLC	7525 N. Cedar Avenue Suite 109 Fresno, CA 93720	Fresno, CA
Term Loan (SBIC II)		High Tech Industries	First Lien	3M SOFR+5.50%	1.00%	9.95%		7/30/2021	7/30/2026	$8,373,089	8,322,466	8,331,224	2.23%
Term Loan (SBIC II)			First Lien	3M SOFR+5.50%	1.00%	9.95%		3/31/2022	7/30/2026	6,312,355	6,269,082	6,280,793	1.68%
Credit Connection Holdings, LLC Series A Units			Equity					7/30/2021		804,384	682,150	1,192,404	0.32%
Total											$15,273,698	$15,804,421	4.23%
Inoapps Bidco, LLC	3200 Southwest Fwy Suite 3300 Houston, TX, 77027	Houston, TX
Term Loan B		High Tech Industries	First Lien	3M SONIA+5.75%	1.00%	10.35%		2/15/2022	2/15/2027	£9,725,000	$13,074,709	$12,446,755	3.34%
Revolver			First Lien	1M SOFR+5.75%	1.00%	10.19%		2/15/2022	2/15/2027	82,000	82,000	81,590	0.02%
Delayed Draw Term Loan			First Lien	3M SOFR+5.75%	1.00%	10.30%		2/15/2022	2/15/2027	81,250	80,870	80,844	0.02%
Inoapps Holdings, LLC Series A-1 Preferred Units			Equity					2/15/2022		739,844	783,756	1,028,173	0.28%
Total											$14,021,335	$13,637,362	3.66%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
iNovex Information Systems Incorporated	6950 Columbia Gateway Drive Suite 350 Columbia, MD 21046	Columbia, MD
Term Loan (SBIC II)		Services: Business	First Lien	3M SOFR+5.25%	1.00%	9.55%		12/17/2024	12/17/2030	$7,503,378	7,394,301	7,353,310	1.97%
Revolver			First Lien	1M SOFR+5.25%	1.00%	9.57%		12/17/2024	12/17/2030	42,000	42,000	41,160	0.01%
Total											$7,436,301	$7,394,470	1.98%
Invincible Boat Company LLC	4700 NW 132nd Street Opa Locka, FL 33054	Opa Locka, FL
Term Loan		Consumer Goods: Durable	First Lien	1M SOFR+7.50%	1.50%	11.97%		8/28/2019	12/31/2026	$5,304,170	5,295,053	4,959,399	1.33%
Term Loan (SBIC II)			First Lien	1M SOFR+7.50%	1.50%	11.97%		8/28/2019	12/31/2026	4,896,157	4,887,650	4,577,907	1.23%
Term Loan (SBIC II)			First Lien	1M SOFR+7.50%	1.50%	11.97%		6/1/2021	12/31/2026	1,089,128	1,086,627	1,018,335	0.27%
Revolver			First Lien	1M SOFR+7.50%	1.50%	11.97%		8/28/2019	12/31/2026	1,063,830	1,063,830	994,681	0.27%
Warbird Parent Holdco, LLC Class A Units			Equity					8/28/2019		1,362,575	1,299,691	202,169	0.05%
Total											$13,632,851	$11,752,491	3.15%
J.R. Watkins, LLC	101 Mission Street Suite 1900 San Francisco, CA 94105	San Francisco, CA
Term Loan (SBIC)		Consumer Goods: Non-Durable	First Lien	12.00%	—%	—%	—%	12/22/2017	5/3/2026	$13,597,208	13,597,208	2,855,414	0.77%
Priority Revolver (SBIC)			First Lien	5.00%	—%	—%	—%	5/3/2024	5/3/2026	1,125,000	1,125,000	2,250,000	0.60%
J.R. Watkins Holdings, Inc. Class A Preferred Stock			Equity					12/22/2017		1,133	1,132,576	—	0.00%
Total											$15,854,784	$5,105,414	1.37%
Ledge Lounger, Inc.	616 Cane Island Parkway Katy, TX 77494	Katy, TX
Term Loan A (SBIC)		Consumer Goods: Durable	First Lien	3M SOFR+7.50%	1.00%	10.95%	1.00%	11/9/2021	11/9/2027	$7,439,279	7,384,292	6,918,529	1.86%
Revolver			First Lien	3M SOFR+7.50%	1.00%	10.95%	1.00%	11/9/2021	11/9/2027	83,654	83,654	77,798	0.02%
SP L2 Holdings LLC Class A Units (SBIC)			Equity					11/9/2021		375,000	375,000	—	0.00%
SP L2 Holdings LLC Class C Units (SBIC)			Equity					10/9/2024		140,834	34,504	—	0.00%
Total											$7,877,450	$6,996,327	1.88%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Lightning Intermediate II, LLC	10950 San Jose Blvd. Suite 288 Jacksonville, FL, 32223	Jacksonville, FL
Term Loan (SBIC)		Consumer Goods: Non-Durable	First Lien	6M SOFR+6.50%	1.00%	11.03%		6/6/2022	6/6/2027	$12,424,809	12,301,411	12,362,685	3.32%
Gauge Vimergy Coinvest, LLC Units			Equity					6/6/2022		399	391,274	273,026	0.07%
Total											$12,692,685	$12,635,711	3.39%
Luxium Solutions, LLC	17900 Great Lakes Parkway Hiram, OH 44234	Deerfield Beach, OH
Term Loan (SBIC)		High Tech Industries	First Lien	3M SOFR+6.25%	1.00%	10.55%		5/10/2024	12/1/2027	$8,231,527	8,134,020	8,190,369	2.20%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.55%		5/10/2024	12/1/2027	1,191,248	1,183,931	1,185,292	0.32%
Total											$9,317,951	$9,375,661	2.52%
MacKenzie-Childs Acquisition, Inc.	3260 State Route 90 Aurora, NY 13026	Aurora, NY
Term Loan		Consumer Goods: Durable	First Lien	3M SOFR+5.50%	1.00%	9.95%		9/2/2022	9/2/2027	$88,553	87,820	87,667	0.02%
Revolver		Consumer Goods: Durable	First Lien	PRIME+4.50%	1.00%	12.00%		9/2/2022	9/2/2027	$20,000	20,000	19,800	0.01%
MacKenzie-Childs Investment, LP Partnership Interests			Equity					9/2/2022		100,000	100,000	159,642	0.04%
Total											$207,820	$267,109	0.07%
Madison Logic Holdings, Inc.	257 Park Avenue South, 5th Floor New York, NY 10016	New York, NY
Term Loan		Media: Advertising, Printing & Publishing	First Lien	1M SOFR+7.00%	1.00%	11.32%		12/30/2022	12/30/2028	$3,591,331	3,524,763	3,447,678	0.92%
Term Loan			First Lien	1M SOFR+7.50%	1.00%		11.84%	12/30/2022	12/30/2028	897,833	881,191	861,920	0.23%
BC Partners Glengarry Co-Investment LP Class 1 Interests			Equity					7/7/2023		394,767	394,767	188,208	0.05%
Total											$4,800,721	$4,497,806	1.21%
MBH Management LLC	4806 U Street NW Washington, DC 20007	Washington, DC
Term Loan (SBIC II)		Healthcare & Pharmaceuticals	First Lien	1M SOFR+5.25%	1.50%	9.57%		11/15/2024	11/15/2029	$9,453,051	9,276,032	9,263,990	2.49%
MBH Parent, LLC Common Units			Equity					11/15/2024		646,944	646,944	693,898	0.19%
Total											$9,922,976	$9,957,888	2.68%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
MedLearning Group, LLC	26 West 17th Street New York, NY 10011	New York, NY
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.25%	1.00%	10.55%		3/26/2024	12/30/2027	$4,296,048	4,229,103	4,231,607	1.14%
Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.55%		3/26/2024	12/30/2027	2,518,053	2,478,814	2,480,282	0.67%
Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.55%		3/26/2024	12/30/2027	2,056,122	2,024,167	2,025,280	0.54%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.55%		3/26/2024	12/30/2027	487,815	483,273	480,498	0.13%
Total											$9,215,357	$9,217,667	2.48%
Michelli, LLC	130 Brookhollow Esplanade Harahan, LA 70123	New Orleans, LA
Term Loan (SBIC II)		Capital Equipment	First Lien	3M SOFR+5.75%	2.00%	10.05%		12/21/2023	12/21/2028	$4,937,500	4,858,354	4,888,125	1.31%
Delayed Draw Term Loan			First Lien	3M SOFR+5.75%	2.00%	10.05%		12/21/2023	12/21/2028	3,866,778	3,832,851	3,828,110	1.03%
SP MWM Holdco LLC Class A Units			Equity					12/21/2023		509,215	509,215	502,469	0.13%
Total											$9,200,420	$9,218,704	2.47%
Microbe Formulas LLC	3750 E. Pewter Falls Street Suite 100 Meridian, ID 83642	Meridian, ID
Term Loan (SBIC II)		Consumer Goods: Non-Durable	First Lien	1M SOFR+5.75%	1.00%	10.17%		4/4/2022	4/3/2028	$7,575,773	7,533,118	7,575,773	2.03%
Term Loan (SBIC II)			First Lien	1M SOFR+5.75%	1.00%	10.17%		11/20/2024	4/3/2028	4,243,756	4,224,286	4,243,756	1.14%
Total											$11,757,404	$11,819,529	3.17%
Mobotrex Acquisition, LLC	109 W 55th Street Davenport, IA 52806	Davenport, IA
Term Loan		Wholesale	First Lien	3M SOFR+5.00%	1.00%	9.31%		2/28/2025	6/7/2030	$5,137,070	5,060,939	5,060,939	1.36%
Total											$5,060,939	$5,060,939	1.36%
MOM Enterprises, LLC	1003 West Cutting Blvd. Suite 110 Richmond, CA 94804	Richmond, CA
Term Loan (SBIC II)		Consumer Goods: Non-Durable	First Lien	3M SOFR+6.48%	2.00%	10.78%		5/19/2021	5/19/2026	$15,849,167	15,763,928	15,769,922	4.24%
MBliss SPC Holdings, LLC Units			Equity					5/19/2021		933,333	933,333	918,735	0.25%
Total											$16,697,261	$16,688,657	4.49%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Monarch Behavioral Therapy, LLC	15851 Dallas Parkway Suite 1150 Addison, TX	Addison, TX
Term Loan (SBIC)		Healthcare & Pharmaceuticals	First Lien	1M SOFR+5.00%	1.00%	9.32%		6/6/2024	6/6/2030	$6,713,900	6,593,262	6,646,761	1.78%
Revolver			First Lien	1M SOFR+5.00%	1.00%	9.33%		6/6/2024	6/6/2030	397,495	397,495	393,520	0.11%
Delayed Draw Term Loan			First Lien	1M SOFR+5.00%	1.00%	9.32%		6/6/2024	6/6/2030	605,794	599,968	599,736	0.16%
BI Investors, LLC Class A Units			Equity					6/6/2024		4,286	424,738	430,788	0.12%
Total											$8,015,463	$8,070,805	2.17%
Monitorus Holding, LLC	222 Gray’s Inn Road London WC1X 8HB United Kingdom	London, UK
Term Loan		Media: Diversified & Production	First Lien	3M SOFR+6.25%	1.00%	10.81%		5/24/2022	5/24/2027	$106,248	105,762	105,186	0.03%
Revolver			First Lien	3M SOFR+6.25%	1.00%	10.81%		5/24/2022	5/24/2027	€106,498	115,781	114,623	0.03%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.00%	10.81%		5/24/2022	5/24/2027	€106,248	106,985	105,915	0.03%
Sapphire Aggregator S.a r.l. Convertible Bonds			Unsecured	7.80%	—%	—%	7.80%	3/1/2024	6/30/2025	€13,223	14,357	14,160	0.00%
Sapphire Aggregator S.a r.l. Convertible Bonds			Unsecured	8.00%	—%	—%	8.00%	9/30/2024	12/21/2025	€11,629	13,002	12,453	0.00%
Sapphire Aggregator S.a r.l. Convertible Bonds			Unsecured	8.00%	—%	—%	8.00%	1/31/2025	3/31/2026	€8,977	9,454	9,613	0.00%
Sapphire Aggregator S.a r.l. Class A Shares			Equity					9/1/2022		557,689	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class B Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class C Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class D Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class E Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class F Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class G Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class H Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Class I Shares			Equity					9/1/2022		557,682	11,156	10,875	0.00%
Sapphire Aggregator S.a r.l. Shares			Equity					3/31/2025		1,229,834	6,651	22,261	0.01%
Total											$472,396	$482,086	0.10%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Morgan Electrical Group Intermediate Holdings, Inc.	49211 Milmont Dr Fremont CA 94538	Freemont, CA
Term Loan		Construction & Building	First Lien	1M SOFR+6.25%	1.50%	10.57%		8/3/2023	8/3/2029	$4,383,946	4,305,605	4,340,107	1.16%
Delayed Draw Term Loan			First Lien	1M SOFR+6.25%	1.50%	10.57%		8/3/2023	8/3/2029	1,701,307	1,685,364	1,684,294	0.45%
Morgan Electrical Group Holdings, LLC Series A-2 Preferred Units			Equity					8/3/2023		380	380,330	279,018	0.07%
Total											$6,371,299	$6,303,419	1.68%
Naumann/Hobbs Material Handling Corporation II, Inc.	4335 E. Wood Phoenix, AZ 85040	Phoenix, AZ
Term Loan		Services: Business	First Lien	3M SOFR+6.75%	1.50%	11.05%		8/30/2019	8/30/2025	$8,077,833	8,072,241	7,875,887	2.11%
Term Loan (SBIC II)			First Lien	3M SOFR+6.75%	1.50%	11.05%		8/30/2019	8/30/2025	5,093,912	5,090,424	4,966,564	1.33%
Revolver			First Lien	3M SOFR+6.75%	1.50%	11.05%		8/30/2019	8/30/2025	1,763,033	1,763,033	1,718,957	0.46%
Naumann Hobbs Holdings, L.P. Class A-1 Units			Equity					9/29/2022		123	220,379	—	0.00%
Naumann Hobbs Holdings, L.P. Class A-2 Units			Equity					9/29/2022		123	220,379	—	0.00%
Naumann Hobbs Holdings, L.P. Class B Units			Equity					12/27/2024		142	142,200	622,830	0.17%
Total											$15,508,656	$15,184,238	4.07%
NINJIO, LLC	880 Hampshire Rd. Suite B Westlake Village, CA 91361	Westlake Village, CA
Term Loan		Media: Diversified & Production	First Lien	3M SOFR+6.25%	1.50%	10.55%		10/12/2022	10/12/2027	$4,962,500	4,905,210	4,962,500	1.33%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	1.50%	10.55%		10/12/2022	10/12/2027	100,000	99,263	100,000	0.03%
NINJIO Holdings, LLC Units			Equity					10/12/2022		184	313,253	350,757	0.09%
Gauge NINJIO Blocker LLC Preferred Units			Equity					9/22/2023		14	14,470	21,616	0.01%
Total											$5,332,196	$5,434,873	1.46%
Norplex Micarta Acquisition, Inc.	665 Lybrand Street PO Box 977 Postville, IA 52162	Postville, IA
Term Loan (SBIC II)		Chemicals, Plastics, & Rubber	First Lien	3M SOFR+5.25%	1.50%	9.54%		10/31/2024	10/31/2029	$12,967,500	12,725,031	12,708,150	3.41%
Revolver			First Lien	PRIME+4.25%	1.50%	11.75%		10/31/2024	10/31/2029	$46,667	46,667	45,734	0.01%
Norplex Micarta Parent, LP Preferred Units			Equity					10/31/2024		739,804	739,804	715,187	0.19%
Total											$13,511,502	$13,469,071	3.61%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
NS412, LLC	12790 Merit Drive Suite 700 Dallas, TX 75251	Dallas, TX
Term Loan		Services: Consumer	Second Lien	3M SOFR+8.50%	1.00%	12.90%		5/6/2019	5/6/2026	$7,615,000	7,597,000	7,538,850	2.02%
NS Group Holding Company, LLC Class A Units			Equity					5/6/2019		782	795,002	720,955	0.19%
Total											$8,392,002	$8,259,805	2.21%
NuSource Financial Acquisition, Inc.	9749 Hamilton Road Edan Prairie, MN 55344	Eden Prairie, MN
Term Loan (SBIC II)		Services: Business	Unsecured	13.75%	—%	8.00%	5.75%	1/29/2021	1/31/2027	6,579,854	6,547,210	6,579,854	1.77%
NuSource Holdings, Inc. Warrants (SBIC II)			Equity					1/29/2021		54,966	—	389,361	0.10%
Total											$6,547,210	$6,969,215	1.87%
Onpoint Industrial Services, LLC	906 W. 13th Street Deer Park, TX 77536	Deer Park, TX
Term Loan (SBIC)		Services: Business	First Lien	3M SOFR+7.00%	1.75%	11.30%		11/16/2022	11/16/2027	$12,351,615	12,202,124	12,351,615	3.31%
Spearhead TopCo, LLC Class A Units			Equity					11/16/2022		606,742	606,742	1,036,035	0.28%
Total											$12,808,866	$13,387,650	3.59%
Pacific Shoring Holdings, LLC	265 Roberts Avenue Santa Rosa, CA 95407	Santa Rosa, CA
Term Loan		Capital Equipment	First Lien	3M SOFR+5.25%	1.50%	9.55%		1/10/2025	1/10/2030	$8,500,000	8,356,943	8,356,943	2.24%
Revolver			First Lien	3M SOFR+5.25%	1.50%	9.55%		1/10/2025	1/10/2030	13,333	13,333	13,109	0.00%
PSP Ultimate Holding, LP Class A Units			Equity					1/10/2025		10,606	498,491	498,491	0.13%
Total											$8,868,767	$8,868,543	2.37%
PCP MT Aggregator Holdings, L.P.	2001 Spring Road Suite 700 Oak Brook, IL 60523	Oak Brook, IL
Common Units		Finance	Equity					3/29/2019		825,020	119,281	5,370,188	1.44%
Total											$119,281	$5,370,188	1.44%
PCS Software, Inc.	2103 CityWest Blvd., Bldg. 4, Ste. 700 Houston, TX 77042	Shenandoah, TX
Term Loan		Transportation & Logistics	First Lien	3M SOFR+6.00%	1.50%	10.45%		7/1/2019	1/1/2026	$13,882,311	13,882,311	13,812,899	3.71%
Term Loan (SBIC)			First Lien	3M SOFR+6.00%	1.50%	10.45%		7/1/2019	1/1/2026	1,820,631	1,820,631	1,811,528	0.49%
Revolver			First Lien	3M SOFR+6.00%	1.50%	10.45%		7/1/2019	1/1/2026	1,318,143	1,318,143	1,311,552	0.35%
Delayed Draw Term Loan			First Lien	3M SOFR+6.00%	1.50%	10.45%		7/1/2019	1/1/2026	960,000	960,000	955,200	0.26%
PCS Software Parent, LLC Class A Common Units			Equity					9/16/2022		471,211	9,995	350,617	0.09%
Total											$17,991,080	$18,241,796	4.90%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Pearl Media Holdings, LLC	151 Forest St Suite J Montclair, New Jersey 0704	Garland, TX
Term Loan (SBIC II)		Media: Advertising, Printing & Publishing	First Lien	3M SOFR+6.25%	2.00%	10.70%		8/31/2022	8/31/2027	$8,657,878	8,563,646	8,528,010	2.29%
Total											$8,563,646	$8,528,010	2.29%
Peltram Group Holdings LLC	1929 W Valley Hwy S Suite 101 Auburn, WA 98001	Auburn, WA
Class A Units		Construction & Building	Equity					12/30/2021		508,516	492,499	530,415	0.14%
Total											$492,499	$530,415	0.14%
Plus Delta Buyer LLC	6965 El Camino Real Suite #105-488 Carlsbad, CA 92009	Carlsbad, CA
Term Loan		Services: Business	First Lien	3M SOFR+5.25%	1.50%	9.55%		1/16/2025	1/16/2031	$7,400,000	7,255,029	7,255,029	1.95%
Plus Delta Parent LLC Class A Units			Equity					1/16/2025		325,765	325,764	325,765	0.09%
Total											$7,580,793	$7,580,794	2.04%
Premiere Digital Services, Inc.	5900 Wilshire Blvd., Floor 17 Los Angeles, CA 90036	Los Angeles, CA
Term Loan		Media: Broadcasting & Subscription	First Lien	1M SOFR+5.25%	1.00%	9.57%		11/3/2021	11/3/2026	$12,164,658	12,142,342	12,164,658	3.26%
Premiere Digital Holdings, Inc. Common Stock			Equity					10/18/2018		5,000	—	2,246,758	0.60%
Total											$12,142,342	$14,411,416	3.86%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Red’s All Natural, LLC	1550 W McEwen Drive Suite #125 Franklin, TN 37067	Franklin, TN
Term Loan (SBIC II)		Beverage & Food	First Lien	3M SOFR+4.50%	1.50%	9.58%		1/31/2023	1/31/2029	$8,815,327	8,688,353	8,815,327	2.36%
Centeotl Co-Invest B, LP Common Units			Equity					1/31/2023		710,600	710,600	701,277	0.19%
Total											$9,398,953	$9,516,604	2.55%
RIA Advisory Borrower, LLC	2000 Ponce De Leon Blvd. Suite 600 Coral Gables, FL 33134	Coral Gables, FL
Term Loan		High Tech Industries	First Lien	3M SOFR+6.50%	2.00%	10.94%		5/1/2023	8/2/2027	$5,880,000	5,806,712	5,880,000	1.58%
Revolver			First Lien	3M SOFR+6.50%	2.00%	10.94%		5/1/2023	8/2/2027	85,543	85,543	85,543	0.02%
RIA Advisory Aggregator, LLC Class A Units			Equity					5/1/2023		104,425	165,078	213,242	0.06%
RIA Products Aggregator, LLC Class A Units			Equity					5/1/2023		81,251	78,390	78,390	0.02%
Total											$6,135,723	$6,257,175	1.68%
Rogers Mechanical Contractors, LLC	167 Liberty Road Villa Rica, GA 30180	Atlanta, GA
Term Loan		Construction & Building	First Lien	6M SOFR+5.75%	1.00%	10.41%		4/28/2021	9/28/2028	$8,272,652	8,228,808	8,272,652	2.22%
Total											$8,228,808	$8,272,652	2.22%
Said Intermediate, LLC	712 H St NE Washington, DC, 20002	Boston, MA
Term Loan		Media: Advertising, Printing & Publishing	First Lien	1M SOFR+5.50%	1.00%	9.82%		6/13/2024	6/13/2029	$7,424,416	7,294,821	7,238,806	1.94%
FCP-Said Holdings, LLC Class A Common Shares			Equity					6/13/2024		804	—	—	0.00%
FCP-Said Holdings, LLC Series A Preferred Shares			Equity					6/13/2024		852	350,649	233,020	0.06%
Total											$7,645,470	$7,471,826	2.00%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
Sales Benchmark Index, LLC	2021 McKinney Avenue Suite 550 Dallas, TX 75201	Dallas, TX
Term Loan		Services: Business	First Lien	3M SOFR+6.00%	2.00%	10.50%		1/7/2020	7/7/2026	$12,112,898	12,112,898	12,112,898	3.25%
Revolver		Services: Business	First Lien	3M SOFR+5.00%	2.00%	9.50%		1/7/2020	7/7/2026	$443,820	443,820	443,820	0.12%
SBI Holdings Investments LLC Class A Units			Equity					1/7/2020		66,573	665,730	626,457	0.17%
Total											$13,222,448	$13,183,175	3.54%
Service Minds Company, LLC	624 67th St Cir E Bradenton, FL 34208	Bradenton, FL
Term Loan		Services: Consumer	First Lien	12.50%		—%	—%	2/7/2022	2/7/2028	$5,324,759	5,270,585	2,875,370	0.77%
Revolver			First Lien	12.50%		—%	—%	2/7/2022	2/7/2028	83,115	83,115	44,882	0.01%
Priority Revolver			First Lien	12.50%		—%	—%	7/2/2024	2/7/2028	20,223	20,223	40,446	0.01%
Priority Revolver			First Lien	12.50%		—%	—%	9/13/2024	2/7/2028	20,000	20,000	40,000	0.01%
Priority Revolver			First Lien	12.50%		—%	—%	11/12/2024	2/7/2028	45,000	45,000	90,000	0.02%
Priority Revolver			First Lien	12.50%		—%	—%	1/3/2025	2/7/2028	10,000	10,000	20,000	0.01%
Priority Revolver			First Lien	12.50%		—%	—%	2/7/2025	2/7/2028	31,000	31,000	62,000	0.02%
Delayed Draw Term Loan			First Lien	12.50%		—%	—%	2/7/2022	2/7/2028	98,473	97,897	53,175	0.01%
Total											$5,577,820	$3,225,873	0.86%
Simpler Trading, LLC	4300 N. Quinlan Park Road Suite 120 Austin, TX 78732	Austin, TX
Term Loan (SBIC)		Education	First Lien	10.00%	—%	—%		12/28/2021	3/21/2030	$2,658,002	2,658,002	2,658,002	0.71%
Simpler Trading, LLC Preferred Units (SBIC)			Equity					3/21/2025		1,657	1,656,650	1,295,056	0.35%
Simpler Ultimate Holdings, LLC Class A Units (SBIC)			Equity					3/21/2025		281,936	281,936	—	0.00%
Total											$4,596,588	$3,953,058	1.06%
Strategus, LLC	10111 Inverness Main Street Suite N Englewood, CO 80112	Englewood, CO
Term Loan		Media: Advertising, Printing & Publishing	First Lien	3M SOFR+5.25%	1.00%	9.55%		1/27/2025	1/27/2031	$7,801,439	7,667,714	7,667,714	2.06%
CIVIC Strategus Blocker, LLC Class A Units			Equity					1/27/2025		170	170,362	170,362	0.05%
Total											$7,838,076	$7,838,076	2.11%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
TAC LifePort Holdings, LLC	1610 Heritage Street Woodland, WA 98674	Woodland, WA
Common Units		Aerospace & Defense	Equity					3/1/2021		546,543	513,825	1,320,538	0.35%
Total											$513,825	$1,320,538	0.35%
Teckrez, LLC	4345 Southpoint Blvd Suite 120 Jacksonville, FL 32216	Jacksonville, FL
Term Loan		Chemicals, Plastics, & Rubber	First Lien	1M SOFR+6.75%	2.00%	11.17%		5/24/2024	11/30/2028	$4,272,579	4,217,799	4,229,853	1.13%
Revolver			First Lien	1M SOFR+6.75%	2.00%	11.17%		5/24/2024	11/30/2028	1,297,999	1,297,999	1,285,019	0.34%
HH-Teckrez Parent, LP Preferred Units			Equity							90,139	90,139	119,219	0.03%
Total											$5,605,937	$5,634,091	1.50%
The Hardenbergh Group, Inc.	38777 Six Mile Road Suite 200 Livonia, MI 48152	Livonia, MI
Term Loan (SBIC II)		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.50%	2.00%	10.90%		8/7/2023	8/7/2028	$10,344,369	10,153,464	10,344,369	2.78%
Term Loan (SBIC II)			First Lien	3M SOFR+6.50%	2.00%	10.90%		9/30/2024	8/7/2028	800,011	785,666	800,011	0.21%
BV HGI Holdings, L.P. Class A Units			Equity					8/7/2023		434,504	434,504	421,291	0.11%
Total											$11,373,634	$11,565,671	3.10%
Tiger 21, LLC	6 East 87th Street New York, NY 10128	New York, NY
Term Loan		Services: Consumer	First Lien	3M SOFR+5.00%	1.00%	9.30%		12/30/2024	12/30/2030	$11,970,000	11,738,036	11,730,600	3.15%
Tiger 21 Blocker, Inc. Class A-3 Common Stock			Equity					12/30/2024		565	564,635	626,244	0.17%
Total											$12,302,671	$12,356,844	3.32%
Tilley Distribution, Inc.	501 Chesapeake Park Plaza Baltimore, MD 21220	Baltimore, MD
Term Loan		Chemicals, Plastics, & Rubber	First Lien	3M SOFR+6.00%	1.00%	10.45%		4/1/2022	12/31/2026	$92,366	91,776	89,133	0.02%
Revolver			First Lien	3M SOFR+6.00%	1.00%	10.45%		4/1/2022	12/31/2026	13,043	13,043	12,586	0.00%
Total											$104,819	$101,719	0.02%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
TradePending OpCo Aggregator, LLC	118 E Main Suite 201 Carrboro, NC 27510	Carrboro, NC
Term Loan (SBIC II)		High Tech Industries	First Lien	3M SOFR+6.25%	2.00%	10.70%		3/2/2021	3/2/2026	$9,503,030	9,459,542	9,503,030	2.55%
Term Loan (SBIC II)			First Lien	3M SOFR+6.25%	2.00%	10.70%		8/4/2023	3/2/2026	2,429,945	2,409,786	2,429,945	0.65%
Revolver			First Lien	3M SOFR+6.25%	2.00%	10.70%		3/2/2021	3/2/2026	33,333	33,333	33,333	0.01%
Delayed Draw Term Loan			First Lien	3M SOFR+6.25%	2.00%	10.70%		8/4/2023	3/2/2026	678,420	675,455	678,420	0.18%
TradePending Holdings, LLC Series A Units			Equity					3/2/2021		908,333	947,699	1,953,910	0.52%
TradePending Holdings, LLC Series A-1 Units			Equity					8/4/2023		132,783	260,254	390,381	0.10%
Total											$13,786,069	$14,989,019	4.01%
TriplePoint Acquisition Holdings LLC	2130 Franklin Rd Columbus, OH 43209	Columbus, OH
Term Loan		Construction & Building	First Lien	3M SOFR+5.25%	1.00%	9.55%		5/31/2024	5/31/2029	$5,316,317	5,223,815	5,316,317	1.43%
TriplePoint Holdco LLC Class A Units			Equity					5/31/2024		557,968	539,717	1,101,005	0.30%
Total											$5,763,532	$6,417,322	1.73%
Unicat Catalyst Holdings, LLC	5918 S. Highway 35 Alvin, TX 77511	Alvin, TX
Term Loan		Chemicals, Plastics, & Rubber	First Lien	1M SOFR+6.50%	1.00%	10.92%		4/27/2021	4/27/2026	$6,796,875	6,762,669	6,796,875	1.82%
Unicat Catalyst, LLC Class A Units			Equity					4/27/2021		7,500	750,000	671,950	0.18%
Unicat Catalyst, LLC Class A-1 Units			Equity					12/13/2023		701	38,683	46,663	0.01%
Total											$7,551,352	$7,515,488	2.01%
U.S. Expediters, LLC	13235 N. Promenade Blvd. Stafford, TX 77477	Stafford, TX
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.25%	1.00%	10.75%		12/22/2021	12/22/2026	$14,422,855	14,309,172	13,485,369	3.62%
Cathay Hypnos LLC Units			Equity					12/22/2021		1,737,087	1,353,155	462,118	0.12%
Total											$15,662,327	$13,947,487	3.74%

										Principal			% of
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net
Investments	Address	Industry	Security	Coupon	Floor	Cash	PIK	Date	Maturity	Shares	Cost	Value	Assets
USDTL AcquisitionCo, Inc.	1700 S Mount Prospect Rd Des Plaines, IL 60018	Des Plaines, IL
Term Loan (SBIC)		Healthcare & Pharmaceuticals	First Lien	3M SOFR+5.25%	1.50%	9.55%		12/9/2024	12/9/2030	$5,985,000	5,870,133	5,865,300	1.57%
Revolver			First Lien	3M SOFR+5.25%	1.50%	9.55%		12/9/2024	12/9/2030	8,000	8,000	7,840	0.00%
USDTL Holdings, LLC Preferred Units			Equity					12/9/2024		110	110,000	120,523	0.03%
Total											$5,988,133	$5,993,663	1.60%
Venbrook Buyer, LLC	6320 Canoga Avenue, Fl 12 Woodland Hills, CA 91367	Los Angeles, CA
Term Loan B (SBIC)		Services: Business	First Lien	12.75%		4.25%	8.50%	3/13/2020	3/13/2026	$14,878,862	14,828,295	14,283,708	3.83%
Term Loan B			First Lien	12.75%		4.25%	8.50%	3/13/2020	3/13/2026	169,292	168,717	162,520	0.04%
Revolver			First Lien	12.75%		4.25%	8.50%	3/13/2020	3/13/2026	2,628,434	2,628,434	2,523,297	0.68%
Delayed Draw Term Loan			First Lien	12.75%		4.25%	8.50%	3/13/2020	3/13/2026	5,073,487	5,063,467	4,870,548	1.31%
Venbrook Holdings, LLC Convertible Term Loan			Unsecured	10.00%	—%	—%	10.00%	3/31/2022	12/20/2028	111,701	111,701	—	0.00%
Venbrook Holdings, LLC Common Units			Equity					3/13/2020		822,758	819,262	—	0.00%
Total											$23,619,876	$21,840,073	5.86%
WER Holdings, LLC	4300 Woodward Way Sugar Hill, GA 30518	Sugar Hill, GA
Term Loan (SBIC)		Services: Business	First Lien	6M SOFR+5.50%	1.00%	9.95%		4/11/2024	4/11/2030	$2,683,883	2,636,718	2,630,205	0.71%
Delayed Draw Term Loan			First Lien	3M SOFR+5.50%	1.00%	9.79%		4/11/2024	4/11/2030	822,320	814,423	805,874	0.22%
Blade Landscape Investments, LLC Class A Units			Equity							1,803	180,300	190,939	0.05%
Total											$3,631,441	$3,627,018	0.98%
Whisps Holdings LP	2585 Technology Dr Elgin, IL 60124	Elgin, IL
Class A Units		Beverage & Food	Equity					4/18/2019		500,000	500,000	—	0.00%
Class A-1 Units			Equity					3/6/2023		280,939	182,610	—	0.00%
Total											$682,610	$—	0.00%
Xanitos, Inc.	17 Campus Blvd. Suite 150 Newtown Square, PA 19073	Newtown Square, PA
Term Loan (SBIC)		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.50%	1.00%	10.95%		6/25/2021	6/25/2026	$12,320,000	12,248,926	12,320,000	3.31%
Revolver			First Lien	3M SOFR+6.50%	1.00%	10.95%		6/25/2021	6/25/2026	115,000	115,000	115,000	0.03%
Delayed Draw Term Loan			First Lien	3M SOFR+6.50%	1.00%	10.95%		6/25/2021	6/25/2026	2,170,699	2,163,896	2,170,699	0.58%
Pure TopCo, LLC Class A Units			Equity							442,133	1,053,478	1,490,221	0.40%
Total											$15,581,300	$16,095,920	4.32%
Total Non-control, non-affiliated investments											$979,896,856	$983,396,065	263.81%
Total Investments											$997,831,664	$991,103,777	265.88%
LIABILITIES IN EXCESS OF OTHER ASSETS												$(618,337,595)	(165.88)%
NET ASSETS												$372,766,182	100.00%

Set forth below is a brief description of each portfolio company in which the fair value of our investment represents greater than 5% of our total assets as of March 31, 2025.

GS HVAM Intermediate, LLC

A marketer and distributor of food products to the corrections, education and other institutional foodservice markets.

Venbrook Buyer, LLC

An independent insurance services broker with a diversified property and casualty policy distribution offering focused on middle market corporate clients.

MANAGEMENT

The information in the sections entitled “Election of Directors”, “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our most recent definitive proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Proxy Statement”) is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS

The information in the sections entitled “Stellus Capital Management” and “Management Agreements,” in Part I, Item 1 “Business” of our most recent Annual Report on Form 10-K, and in “Note 2 — Related Party Arrangements” in to our financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

The information in the section entitled “Certain Relationships and Related Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The information in the sections entitled “Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” in our most recent Annual Proxy Statement is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. The information in the section entitled “Critical Accounting Policies,” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, and in “Note 1-Nature of Operations and Summary of Significant Accounting Policies” in our financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

SALE OF COMMON STOCK BELOW NET ASSET VALUE

Our stockholders may from time to time vote to allow us to issue common stock at a price below the net asset value, or NAV, per share of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. In order to sell shares pursuant to this authorization:

●	a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale have determined that such sale would be in the best interests of the Company and its stockholders;
●	majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
●	following such issuance, not more than 25% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than the Company’s then current NAV per share.

We are also permitted to sell shares of common stock below net asset value per share in rights offerings. Any offering of common stock below net asset value per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.

In making a determination that an offering below net asset value per share is in our and our stockholders’ best interests, our board of directors would consider a variety of factors including:

●	the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
●	the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined net asset value per share;
●	the relationship of recent market prices of our common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;
●	whether the proposed offering price would closely approximate the market value of our shares;
●	the potential market impact of being able to raise capital during the current financial market difficulties;
●	the nature of any new investors anticipated to acquire shares in the offering;
●	the anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
●	the leverage available to us, both before and after any offering, and the terms thereof.

At our 2024 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of the Company’s 2024 Annual Meeting of Stockholders and the date of the Company’s 2025 Annual Meeting of Stockholders. Our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale.

Sales by us of our common stock at a discount from net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than net asset value per share on three different sets of investors:

●	existing stockholders who do not purchase any shares in the offering;
●	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
●	new investors who become stockholders by purchasing shares in the offering

Impact on Existing Stockholders who do not Participate in the Offering

Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the net asset value of the shares they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 27,000,000 common shares outstanding, $980,000,000 in total assets and $610,000,000 in total liabilities. The current net asset value and net asset value per share are thus $370,000,000 and $13.70. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 2,700,000 shares (10% of the outstanding shares) at $12.98 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 6,750,000 shares (25% of the outstanding shares) at $12.26 per share after offering expenses and commissions (a 15% discount from net asset value) and (3) an offering of 6,750,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from net asset value).

		Example 1 -10%		Example 2 – 25%		Example 3 – 25%
		Offering at 10%		Offering at 15%		Offering at 100%
		Discount		Discount		Discount
	Prior to Sale	Following	Percent	Following	Percent	Following	Percent
	Below NAV	Sales	Change	Sales	Change	Sales	Change
Offering Price
Price per Share to Public	—	12.43	—	11.74	—	0.00	—
Net Proceeds per Share to Issuer	—	11.81	—	11.16	—	0.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	24,000,000	26,400,000	10%	30,000,000	25%	30,000,000	25%
NAV per Share	13.13	13.01	‑0.91%	12.73	‑3.00%	10.50	‑20.00%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	160,000	160,000	—	160,000	—	160,000	—
Percentage of Shares Held by Stockholder A	1%	0.61%	9%	0.53%	20%	0.53%	20%
NAV Dilution
Total NAV Held by Stockholder A	2,100,000	2,080,909	‑0.91%	2,037,000	‑3.00%	1,680,000	‑20.00%

		Example 1 – 10%		Example 2 – 25%		Example 3 – 25%
		Offering at 10%		Offering at 15%		Offering at 100%
		Discount		Discount		Discount
	Prior to Sale	Following	Percent	Following	Percent	Following	Percent
	Below NAV	Sale	Change	Sale	Change	Sale	Change
Total Investment by Stockholder A (Assumed to Be $13.13 per Share)	2,100,000	2,100,000	—	2,100,000	—	2,100,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	-19,091	—	-63,000	—	-420,000	—
NAV Dilution Per Share
NAV per Share Held by Stockholder A	—	13.01	—	12.73	—	10.50	—
Investment per Share Held by Stockholder A (Assumed to be $13.60 per Share on Shares Held Prior to Sale)	13.75	13.13	—	13.13	—	13.13	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	-0.12	—	-0.39	—	-2.63	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—	—	-0.91%	—	-3.00%	—	‑20.00%

Impact on Existing Stockholders who do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of net asset value dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discount to net asset value increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 15% discount from the prior chart (Example 2) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 22,275 shares, which is 0.5% of an offering of 4,455,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 66,825 shares, which is 1.5% of an offering of 4,455,000 shares rather than its 1.0% proportionate share). It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale	Following	Percent	Following	Percent
	Below NAV	Sale	Change	Sale	Change
Offering Price
Price per Share to Public	—	$11.74	—	$11.74	—
Net Proceeds per Share to Issuer	—	$11.16	—	$11.16	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	24,000,000	30,000,000	25%	30,000,000	25%
NAV per Share	13.13	12.73	-3.00%	12.73	-3.00%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	160,000	190,000	—	250,000	—
Percentage of Shares Held by Stockholder A	1%	0.63%	—	0.83%	—
NAV Dilution/Accretion
Total NAV Held by Stockholder A	2,100,000	$2,418,938	15.19%	$3,182,813	51.56%
Total Investment by Stockholder A (Assumed to Be $13.13 per Share on Shares Held Prior to Sale)	2,100,000	$2,452,303	—	$3,156,908	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(33,365)	—	$25,905	—
NAV Dilution/Accretion Per Share
NAV per Share Held by Stockholder A	—	12.73	—	12.73	—
Investment per Share Held by Stockholder A (Assumed to be $13.13 per Share on Shares Held Prior to Sale)	14.43	12.91	—	12.63	—
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	-0.18		0.10
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	-1.36%	—	0.82%

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below net asset value and whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below net asset value per share and whose investment per share is also less than the resulting net asset value per share will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share.

		Example 1 – 10%		Example 2 – 25%		Example 3 – 25%
		Offering at 10%		Offering at 15%		Offering at 100%
		Discount		Discount		Discount
	Prior to Sale	Following	Percent	Following	Percent	Following	Percent
	Below NAV	Sale	Change	Sale	Change	Sale	Change
Offering Price
Price per Share to Public	—	12.43	—	11.74	—	0.00	—
Net Proceeds per Share to Issuer	—	11.81	—	11.16	—	0.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	24,000,000	26,400,000	10%	30,000,000	25%	30,000,000	25%
NAV per Share	13.13	13.01	-0.91%	12.73	-3.00%	10.50	‑20.00%
Dilution/Accretion to Participating Investor A
Share Dilution/Accretion
Shares Held by Investor A	0	24,000	—	60,000	—	60,000	—
Percentage of Shares Held by Investor A	0.00%	0.09%	—	0.20%	—	0.20%	—
NAV Dilution/Accretion
Total NAV Held by Investor A	0	312,136	—	763,875	—	630,000	—
Total Investment by Investor A (At Price to Public)	0	298,421	—	704,605	—	0	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	13,715	—	59,270	—	630,000	—
NAV Dilution/Accretion Per Share
NAV per Share Held by Investor A	—	13.01	—	12.73	—	10.50	—
Investment per Share Held by Investor A	—	12.43	—	11.74	—	0.00	—
NAV Dilution per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	0.57	—	0.99	—	10.50	—
Percentage NAV Dilution Experienced by Investor A (NAV Dilution per Share Divided by Investment per Share)	—	—	4.60%	—	8.41%	—	—

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of such dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.

No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Broadridge Corporate Issuer Solutions, Inc., the plan administrator and our transfer agent, registrar and distribution disbursing agent, in writing so that such notice is received by the plan administrator no later than five (5) days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder and hold such shares in non- certificated form. Upon request by a stockholder participating in the plan, received in writing not less than five (5) days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. The plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds of the sale of any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or nominee of their election.

We expect to use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our Board. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices. We reserve the right to purchase shares in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market.

There are no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees are paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds.

Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash distributions will be reinvested, such stockholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Participants may terminate their accounts under the plan by notifying the plan administrator by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.

Those stockholders whose shares are held by a broker or other nominee who wish to terminate his or her account under the plan may do so by notifying his or her broker or nominee.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any stockholder distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Broadridge Corporate Issuer Solutions,  Inc., P.O. Box 1342, Brentwood, NY 11717.

If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.

If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any distribution reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, certain former citizens or long-term residents of the United States,, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisors as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that stockholders hold our common stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States Person” (within the meaning of the Code).

A “non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership or other entity or arrangement classified as a partnership, for U.S. federal income tax purposes, holds our shares, the U.S. tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership considering an investment in our common stock should consult its own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by the partnership.

Taxation of the Company

We have elected to be treated as a RIC under subchapter M of the Code, beginning with our 2010 taxable year and we intend to qualify for treatment as a RIC annually thereafter. As a RIC, we generally will not be subject to U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends.

To qualify as a RIC, we must, among other things:

●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test;” and
●	diversify our holdings so that, at the end of each quarter of each taxable year:
●	at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and
●	not more than 25% of the value of our total assets is invested in (i) the securities of any issuer (other than U.S. Government securities and the securities of other RICs), (ii) the securities of any two or more issuers (other than the securities of other RICs) that we control and that are determined, under applicable Code rules, to be engaged in the same business or similar or related trades or businesses, or (iii) the securities of one or more QPTPs, or the “Diversification Tests.”

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Diversification Tests described above. This exception is available only to RICs which have received SEC Certification. We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

As a RIC, we (but not our stockholders) are generally not subject to U.S. federal income tax on investment company taxable income and net capital gains net income that we timely distribute (or are deemed to distribute) to our stockholders in any taxable year with respect to which we distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain net income), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) 90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), or the “Annual Distribution Requirement.” We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains net income for investment or any investment company taxable income, we will be subject to U.S. federal income tax imposed at corporate rates on such retained capital gains and investment company taxable income. In addition, is such instance, we may be subject to nondeductible 4% U.S. federal excise tax described below, if applicable.

We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

●	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;
●	at least 98.2% of the amount by which our capital gain exceeds our capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and
●	certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

While we intend to distribute any income and capital gains in order to avoid imposition of this nondeductible 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “Regulation.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses indefinitely and use them to offset capital gains. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate U.S. federal taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If we are unable to qualify for tax treatment as a RIC, and certain relief provisions are unable to be satisfied, we would be subject to U.S. federal income tax imposed at corporate rates on all of our taxable income regardless of whether we make any distributions to our stockholders. Distributions would not be required, but if such distributions are paid, including distributions of net long-term capital gain, they would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period requirements and other limitations under the Code, corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividend and non-corporate stockholders would generally be able to treat such dividend income as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC for a period greater than two taxable years, to requalify as a RIC in a subsequent year we may be subject to U.S. federal income tax imposed at corporate rates on any net built-in gains with respect to certain of our assets (i.e. the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years. The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Company Investments

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (b) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (c) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (d) convert lower-taxed long term capital gain into higher-taxed short-term capital gain or ordinary income, (e) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (f) cause us to recognize income or gain without a corresponding receipt of cash, (g) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (h) adversely alter the characterization of certain complex financial transactions and (i) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our disqualification as a RIC.

Debt Instruments. In certain circumstances, we may be required to recognize taxable income prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, increasing interest rates or issued with warrants), we must include in taxable income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.

Warrants. Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.

Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty may be 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of, or exemption from, withholding tax on investment income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. In that case, the our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by us. We do not expect to satisfy the requirement to pass through to our stockholders their share of the foreign taxes paid by us.

Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” As a result, we may be subject to U.S. federal income tax on our allocable share of a portion of any gains or “excess distributions” from the disposition of such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our stockholders in an amount equal to (1) any excess distribution or (2) the gain from the dispositions of such shares. In lieu of the increased income tax and deferred tax interest charges on excess distributions on and dispositions of a PFIC’s shares, we may elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), provided that the PFIC agrees to provide us with adequate information regarding its annual results and other aspects of its operations. With a “qualified electing fund” election in place, we must include in our income each year our share (whether distributed or not) of the ordinary earnings and net capital gain of a PFIC. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. No assurances can be given that any such election will be available or that, if available, we will make such an election. Income inclusions from a QEF will be “good income” for purposes of the 90% Gross Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF distributes such income to us in the same taxable year to which the income is included in our income.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These currency fluctuations related gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our stockholders as ordinary income.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and such distributions are timely designated (“Qualifying Dividends”), they may be eligible for a reduced rate of U.S. federal income tax. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the reduced rate of U.S. federal income tax applicable to Qualifying Dividends.

Distributions of our capital gain net income (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains, which are currently eligible for a reduced rate of U.S. federal income tax in the case of individuals or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

U.S. stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to its allocable share of the U.S. federal income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis for its common stock. Since we expect to be subject to U.S. federal income tax on any retained capital gains imposed at corporate rates, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of U.S. federal income tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as qualified dividend income) and capital gain dividends by January 31. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay a stockholder a dividend in January of the following year, which was declared in the previous October, November or December of the current year and is payable to U.S. stockholders of record on a specified date in one of these months, then the dividend will be treated for U.S. federal income tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a U.S. stockholder purchases shares of our stock after a dividend is declared but shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the U.S. stockholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to Stellus Capital Management or our dividend paying agent, as applicable, prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Dispositions. A U.S. stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the U.S. stockholder’s adjusted basis in the shares disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. stockholder on the disposition of shares of our common stock will result in capital gain or loss to a U.S. stockholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss recognized by a U.S. stockholder upon the disposition of shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. stockholder. A loss recognized by a U.S. stockholder on a disposition of shares of our common stock will be disallowed as a deduction if the U.S. stockholder acquires additional shares of our common stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Tax Shelter Reporting Regulations. Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Limitation on Deduction for Certain Expenses. For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will qualify as a publicly offered RIC, but there can be no assurance that we will continue to qualify in future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. stockholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the U.S. stockholder and will be deductible by such U.S. stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as “miscellaneous itemized deductions,” are currently not deductible by an individual or other non-corporate U.S. stockholder (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.

U.S. Taxation of Tax-Exempt U.S. Stockholders. A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder generally should not be subject to U.S. taxation solely as a result of the U.S. stockholder’s ownership of shares of common stock and receipt of dividends with respect to such shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax- exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. stockholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Stockholders

The following discussion only applies to certain non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. non-U.S. stockholders should consult their own tax advisors before investing in shares of our common stock.

Subject to the discussions below concerning backup withholding and FATCA (defined below), distributions of our investment company taxable income to non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with the conduct of a trade or business in the United States by the non-U.S. stockholder (and, if an income tax treaty applies, such distributions are attributable to a permanent establishment in the United States), we will not be required to withhold U.S. federal income tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. stockholder that holds its investment in our common stock through a foreign partnership or a foreign trust, and such non-U.S. stockholders are urged to consult their own tax advisors.

For distributions made to non-U.S. stockholders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly reported to the our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions were derived from sources specified in the Code for such dividends and (iii) certain other requirements were satisfied.

Subject to the discussion below concerning backup withholding and FATCA (defined below), actual or deemed distributions of the our net capital gains to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of the our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with the conduct of a trade or business in the United States by the non-U.S. stockholder (and, if an income tax treaty applies, such distributions or gains are attributable to a permanent establishment in the United States) or (ii) such non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Under the dividend reinvestment plan, our non-U.S. stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a short-term capital gains dividend or interest-related dividend, the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with the conduct of a trade or business in the United States by the non-U.S. stockholder (and, if an income tax treaty applies, such distribution is attributable to a permanent establishment in the United States), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a non-U.S. stockholder that is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. stockholder (and, if an income tax treaty applies, such dividends are not attributable to a permanent establishment in the United States) would be subject to the 30% (or reduced applicable treaty rate) U.S. withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. stockholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. stockholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “— Failure to Qualify as a RIC” above.

Backup Withholding and Information Reporting

U.S. stockholders. We may be required to backup withhold for U.S. federal income tax purposes, on dividends or distributions paid to any non-corporate U.S. stockholder (i) who fails to furnish us with its valid taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is the stockholder’s social security number.

Non-U.S. stockholders. We must generally report to our documented non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. stockholder resides or is established. Backup withholding, however, generally will not apply to distributions to a non-U.S. stockholder, provided the non-U.S. stockholder furnishes to us or the dividend paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) establishing that it is a non-U.S. stockholder or otherwise establishing an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a U.S. stockholder’s or non-U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code also requires withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of our common stock could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR SECURITIES

This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.

General

Our authorized stock consists of 100,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. Our common stock is listed on the New York Stock Exchange under the ticker symbol “SCM.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31st. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

The following presents our outstanding classes of securities as of July 31, 2025.

Amount
Outstanding
		Amount Held by	Exclusive of
	Amount	Us or for Our	Amounts Shown
Title of Class	Authorized	Account	Under Column 3
Common Stock	100,000,000	—	28,416,148

Under our charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the Board, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Common Stock

We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below the current net asset value of the common stock if our Board determines that such sale is in our best interests and that of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our Board, closely approximates the market value of such securities (less any distributing commission or discount). We would need approval from our stockholders to issue shares below the then current net asset value per share any time after the expiration of the current approval. We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act.

Preferred Stock

Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred stock could be issued with terms that would adversely affect our shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors will be elected by the stockholders. A classified Board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws, as authorized by our charter, provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than nine. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open- end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.

Control Share Acquisitions

The MGCL Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests to do so.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

Our articles of incorporation authorize our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50.0% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (b)the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we may issue, our Board will determine and the prospectus supplement relating to such series will describe:

●	the designation and number of shares of such series;
●	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such series;
●	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such series;
●	any provisions relating to the redemption of the shares of such series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such series or other securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current net asset value per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;
●	the exercise price or a formula for the determination of the exercise price for such subscription rights;
●	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights. Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
●	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
●	the provision for any sinking fund;

●	any restrictive covenants;
●	any Events of Default;
●	whether the series of debt securities is issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	any special federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination;
●	whether the debt securities are secured and the terms of any security interest;
●	the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing or issuance, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 200%. However, legislation enacted in March 2018 has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain requirements are met and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it could incur. On April 4, 2018, the Board, including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. At our 2018 annual meeting of stockholders our stockholders also approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the asset coverage ratio applicable to us was decreased from 200% to 150%, effective June 29, 2018, which effectively increased the amount of leverage we may incur. As of March 31, 2025, our asset coverage ratio was 216%. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing, see “Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a business development company and RIC affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a business development company, the necessity of raising additional capital may expose us to risks, including risks associated with leverage” in our most recent Annual Report on Form 10-K.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book- entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book- entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

●	how it handles securities payments and notices,
●	whether it imposes fees or charges,
●	how it would handle a request for the holders’ consent, if ever required,
●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
●	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
●	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above.
●	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
●	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
●	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
●	DTC requires that those who purchase and sell interests in a global security deposited in its book- entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
●	we do not pay interest on a debt security of the series within 30 days of its due date;
●	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;
●	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);
●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;
●	the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to the Company by the SEC; or
●	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.

Remedies If an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.

●	The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.
●	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.
●	The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default

●	in the payment of principal, any premium, or interest or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger, Consolidation or Sale of Assets

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
●	the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
●	we must deliver certain certificates and documents to the trustee; and
●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on the debt securities;

●	reduce any amounts due on the debt securities;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;
●	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
●	modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
●	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
●	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
●	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “— Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
●	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;

●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
●	satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
●	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;
●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
●	satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

●	only in fully registered certificated form,
●	without interest coupons, and

●	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

●	“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association serves as the trustee under the indenture.

Certain Considerations Relating To Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;
●	a “banking organization” within the meaning of the New York State Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION

The information contained in “Part I, Item 1. Business — Regulation as a Business Development Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.

We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our securities less any underwriting commissions or discounts must equal or exceed the net asset value per share of our securities except that we may sell shares of our securities at a price below net asset value per share if holders of a majority of the number of shares of our stock have approved such a sale or if the following conditions are met: (i) holders of a majority of our stock and a majority of our stock not held by affiliated persons have approved issuance at less than net asset value per share during the one year period prior to such sale; (ii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us have determined that such sale would be in our best interest and in the best interests of our stockholders; and (iii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any of our common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, or another exchange on which our common stock is traded.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10.0% for the sale of any securities being registered.

We will pay customary costs and expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by ZB, N.A., dba Amegy Bank, pursuant to a custody agreement. Broadridge Corporate Issuer Solutions, Inc. will also serve as our transfer agent, distribution paying agent and registrar. The principal business address of Broadridge Corporate Issuer Solutions, Inc. is 1155 Long Island Avenue Edgewood, NY 11717. The principal address of Amegy Bank is 1717 West Loop South, 23rd Floor, Houston, Texas 77027.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the 1934 Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Eversheds Sutherland (US) LLP also represents the Adviser.

Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited financial statements, financial highlights and senior securities table of Stellus Capital Investment Corporation have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of Grant Thornton LLP, our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2023, and Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024, incorporated by reference herein, upon the authority of said firms as experts in accounting and auditing.

The address of Grant Thornton LLP, is 171 N. Clark Street, Chicago, Illinois 60601.

The address of Deloitte & Touche LLP, is 1111 Bagby St Suite 4500, Houston, TX 77002.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the 1934 Act.

We furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.

We make available on our website (www.stelluscapital.com) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website or the SEC’s website is not incorporated as a part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025;
●	our Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on April 21, 2025;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025;
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 28, 2025 April 2, 2025 and June 20, 2025;
●	the description of our Common Stock, as included in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 1, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

See “Available Information” for information on how to obtain a copy of these filings

$100,000,000

STELLUS CAPITAL INVESTMENT CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

September 9, 2025